                                                                    Exhibit 10.1

                                CREDIT AGREEMENT

                                     among

                        DAVEL FINANCING COMPANY, L.L.C.,
                                  as Borrower,

                           DAVEL COMMUNICATIONS, INC.

                                      AND

                   THE DOMESTIC SUBSIDIARIES OF THE BORROWER
                        AND DAVEL COMMUNICATIONS, INC.,
                                 as Guarantors,

                         THE LENDERS IDENTIFIED HEREIN,

                               NATIONSBANK, N.A.,
                            as Administrative Agent,

                      BANCBOSTON ROBERTSON STEPHENS INC.,
                             as Syndication Agent,

                           THE CHASE MANHATTAN BANK,
                            as Documentation Agent,

                                      AND

                     NATIONSBANC MONTGOMERY SECURITIES LLC,
                                as Lead Arranger

                         DATED AS OF DECEMBER 23, 1998

                               TABLE OF CONTENTS
                               -----------------

SECTION 1  DEFINITIONS AND ACCOUNTING TERMS                                     1
     1.1 Definitions........................................................    1
     1.2 Computation of Time Periods and Other Definitional Provisions......   28
     1.3 Accounting Terms...................................................   28
SECTION 2  CREDIT FACILITIES................................................   29
     2.1 Revolving Loans....................................................   29
     2.2 Letter of Credit Subfacility.......................................   31
     2.3 Tranche A Term Loans...............................................   37
     2.4 Tranche B Term Loans...............................................   38
     2.5 Continuations and Conversions......................................   40
     2.6 Minimum Amounts....................................................   41
SECTION 3  GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT.....   41
     3.1 Interest...........................................................   41
     3.2 Place and Manner of Payments.......................................   42
     3.3 Prepayments........................................................   42
     3.4 Fees...............................................................   44
     3.5 Payment in full at Maturity........................................   45
     3.6 Computations of Interest and Fees..................................   45
     3.7 Pro Rata Treatment.................................................   46
     3.8 Sharing of Payments................................................   47
     3.9 Capital Adequacy...................................................   48
     3.10 Inability To Determine Interest Rate..............................   49
     3.11 Illegality........................................................   49
     3.12 Requirements of Law...............................................   50
     3.13 Taxes.............................................................   51
     3.14 Compensation......................................................   53
     3.15 Substitution of Lender............................................   54
     3.16 Evidence of Debt..................................................   54
SECTION 4  GUARANTY.........................................................   55
     4.1 Guaranty of Payment................................................   55
     4.2 Obligations Unconditional..........................................   55
     4.3 Modifications......................................................   56
     4.4 Waiver of Rights...................................................   57
     4.5 Reinstatement......................................................   57
     4.6 Remedies...........................................................   57
     4.7 Limitation of Guaranty.............................................   58

     4.8 Rights of Contribution.............................................   58

SECTION 5  CONDITIONS PRECEDENT.............................................   58
     5.1 Closing Conditions.................................................   58
     5.2 Conditions to All Extensions of Credit.............................   65

SECTION 6  REPRESENTATIONS AND WARRANTIES...................................   66
     6.1 Financial Condition................................................   66
     6.2 No Material Change.................................................   66
     6.3 Organization and Good Standing.....................................   67
     6.4 Due Authorization..................................................   67
     6.5 No Conflicts.......................................................   67
     6.6 Consents...........................................................   67
     6.7 Enforceable Obligations............................................   68
     6.8 No Default.........................................................   68
     6.9 Ownership..........................................................   68
     6.10 Indebtedness......................................................   68
     6.11 Litigation........................................................   68
     6.12 Taxes.............................................................   69
     6.13 Compliance with Law...............................................   69
     6.14 ERISA.............................................................   69
     6.15 Subsidiaries......................................................   70
     6.16 Use of Proceeds...................................................   71
     6.17 Government Regulation.............................................   71
     6.18 Environmental Matters.............................................   72
     6.19 Intellectual Property.............................................   73
     6.20 Solvency..........................................................   73
     6.21 Investments.......................................................   74
     6.22 Location of Collateral............................................   74
     6.23 Disclosure........................................................   74
     6.24 Licenses, etc.....................................................   74
     6.25 Collateral Documents..............................................   74
     6.26 Year 2000 Compliance..............................................   75
     6.27 Labor Contracts and Disputes......................................   75
     6.28 Broker's Fees.....................................................   75
     6.29 FCC and Telephone Matters.........................................   75
     6.30 Location Contracts................................................   76

SECTION 7  AFFIRMATIVE COVENANTS............................................   76
     7.1 Information Covenants..............................................   76
     7.2 Financial Covenants................................................   80
     7.3 Preservation of Existence and Franchises...........................   81
     7.4 Books and Records..................................................   81
     7.5 Compliance with Law and Licenses...................................   81
     7.6 Payment of Taxes and Claims........................................   81
     7.7 Insurance..........................................................   82

     7.8 Maintenance of Property............................................   83
     7.9 Collateral.........................................................   83
     7.10 Use of Proceeds...................................................   84
     7.11 Audits/Inspections................................................   84
     7.12 Additional Credit Parties.........................................   84
     7.13 Interest Rate Protection..........................................   85
     7.14 Location Contracts................................................   85
     7.15 Post Closing Matters..............................................   85

SECTION 8  NEGATIVE COVENANTS...............................................   86
     8.1 Indebtedness.......................................................   86
     8.2 Liens..............................................................   87
     8.3 Nature of Business.................................................   87
     8.4 Consolidation and Merger...........................................   87
     8.5 Sale or Lease of Assets............................................   88
     8.6 Sale Leasebacks....................................................   89
     8.7 Investments........................................................   89
     8.8 Restricted Payments................................................   89
     8.9 Transactions with Affiliates.......................................   89
     8.10 Fiscal Year; Organizational Documents.............................   90
     8.11 No Limitations....................................................   90
     8.12 No Other Negative Pledges.........................................   90
     8.13 Limitation on Foreign Operations..................................   90
     8.14 Capital Expenditures..............................................   91
     8.15 Parent............................................................   91

SECTION 9  EVENTS OF DEFAULT................................................   91
     9.1 Events of Default..................................................   91
     9.2 Acceleration; Remedies.............................................   94
     9.3 Allocation of Payments After Event of Default......................   95

SECTION 10  AGENCY PROVISIONS...............................................   96
     10.1 Appointment.......................................................   96
     10.2 Delegation of Duties..............................................   97
     10.3 Exculpatory Provisions............................................   97
     10.4 Reliance on Communications........................................   97
     10.5 Notice of Default.................................................   98
     10.6 Non-Reliance on Agents and Other Lenders..........................   98
     10.7 Indemnification...................................................   99
     10.8 Agents in Their Individual Capacity...............................   99
     10.9 Successor Agent...................................................   99

SECTION 11  MISCELLANEOUS...................................................  100
     11.1 Notices...........................................................  100
     11.2 Right of Set-Off..................................................  100
     11.3 Benefit of Agreement..............................................  101

     11.4 No Waiver; Remedies Cumulative....................................  103
     11.5 Payment of Expenses; Indemnification..............................  104
     11.6 Amendments, Waivers and Consents..................................  105
     11.7 Counterparts/Telecopy.............................................  106
     11.8 Headings..........................................................  106
     11.9 Defaulting Lender/Excluded Lender.................................  106
     11.10 Survival of Indemnification and Representations and Warranties...  106
     11.11 Governing Law; Jurisdiction......................................  106
     11.12 Waiver of Jury Trial; Waiver of Consequential Damages............  107
     11.13 Time.............................................................  107
     11.14 Severability.....................................................  108
     11.15 Further Assurances...............................................  108
     11.16 Confidentiality..................................................  108
     11.17 Entirety.........................................................  108
     11.18 Binding Effect; Continuing Agreement.............................  109

SCHEDULES
---------

Schedule 1.1(a)     Commitment Percentages
Schedule 1.1(b)     Permitted Liens
Schedule 1.1(c)     Peoples Merger Costs and Expenses
Schedule 2.2(c)     Existing Letters of Credit
Schedule 6.10       Indebtedness
Schedule 6.14       ERISA
Schedule 6.15       Subsidiaries
Schedule 6.19       Intellectual Property
Schedule 6.21       Investments
Schedule 6.22(a)    Real Property Locations
Schedule 6.22(b)    Chief Executive Offices
Schedule 6.27       Labor Contracts and Disputes
Schedule 6.28       Broker's Fees
Schedule 7.7        Insurance
Schedule 8.9        Transaction with Affiliates
Schedule 11.1       Notices



EXHIBITS
--------

Exhibit 2.1(b)      Form of Notice of Borrowing
Exhibit 2.1(e)      Form of Revolving Note
Exhibit 2.3(d)      Form of Tranche A Term Note
Exhibit 2.4(d)      Form of Tranche B Term Note
Exhibit 2.5         Form of Notice of Continuation/Conversion
Exhibit 7.1(c)      Form of Officer's Certificate
Exhibit 7.12        Form of Joinder Agreement
Exhibit 11.3(b)     Form of Assignment Agreement

                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT (this "Credit Agreement"), is entered into as of December 23, 1998 among DAVEL FINANCING COMPANY, L.L.C., a Delaware limited liability company (the "Borrower"), DAVEL COMMUNICATIONS, INC., a Delaware Corporation (the "Parent") and each of the Domestic Subsidiaries of the Borrower and the Parent (individually a "Guarantor" and collectively the "Guarantors"), the Lenders (as defined herein), NATIONSBANK, N.A., as Administrative Agent for the Lenders, BANCBOSTON ROBERTSON STEPHENS INC., as Syndication Agent, THE CHASE MANHATTAN BANK, as Documentation Agent, NATIONSBANC MONTGOMERY SECURITIES LLC, as Lead Arranger, and the Issuing Lender (as defined herein).

                                    RECITALS

     WHEREAS, the Borrower and the Guarantors have requested the Lenders to provide a senior secured credit facility in an amount up to $280 million; and

     WHEREAS, the Lenders party hereto have agreed to make the requested senior secured credit facility available to the Borrower on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                   SECTION 1

                       DEFINITIONS AND ACCOUNTING TERMS
                       --------------------------------

     1.1  Definitions.

     As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms herein shall include in the singular number the plural and in the plural the singular:

          "Acquisition", by any Person, means the acquisition by such Person of the Capital Stock or all or substantially all of the Property of another Person, whether or not involving a merger or consolidation with such Person.

          "Additional Credit Party" means each Person that becomes a Guarantor after the Closing Date, as provided in Section 7.12.

          "Adjusted Base Rate" means the Base Rate plus the Applicable
     Percentage.

          "Adjusted Eurodollar Rate" means the Eurodollar Rate plus the Applicable Percentage.

          "Administrative Agent" means NationsBank, N.A. (or any successor thereto) or any successor administrative agent appointed pursuant to
     Section 10.9.

          "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (a) to vote 10% or more of the securities having ordinary voting power for the election of directors or trustees of such corporation or (b) to direct or cause direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

          "Agency Services Address" means NationsBank, N.A., TX1-492-14-12, 901 Main Street, Dallas, Texas 75202-3714, Attn: Agency Services, or such other address as may be identified by written notice from the Administrative Agent to the Borrower.

          "Agents" mean the Administrative Agent and the Collateral Agent and any successors and assigns in such capacity.

          "Annualized Method" means in determining the Fixed Charge Coverage Ratio and the Interest Coverage Ratio during the first three fiscal quarters of 1999, cash income taxes, cash Interest Expense and Scheduled Funded Debt Payments (collectively, the "Adjusted Items") shall be calculated using the following adjustments and assumptions:

     (a) for the fiscal quarter ended March 31, 1999, the Adjusted Items shall be calculated by taking the actual amount for such quarter multiplied by four (4);

     (b) for the fiscal quarter ended June 30, 1999, the Adjusted Items shall be calculated by taking the actual amount for the prior two fiscal quarters multiplied by two (2); and

     (c) for the fiscal quarter ending September 30, 1999, the Adjusted Items shall be calculated by taking the actual amount for the prior three fiscal quarters multiplied by one and one third (1 1/3).

          "Applicable Percentage" means, for the Revolving Loans, Tranche A Term Loans, Tranche B Term Loans, Letter of Credit Fees and Commitment Fees, the appropriate applicable percentages, in each case, corresponding to the Leverage Ratio in effect as of the most recent Calculation Date as shown below:





 Pricing                         Applicable Percentage for       Applicable Percentage for        Applicable         Applicable
 Level       Leverage Ratio          Eurodollar Loans                 Base Rate Loans           Percentage for     Percentage for
                                ----------------------------     -------------------------
                                Revolving         Tranche B      Revolving      Tranche B      Letter of Credit    Commitment Fees
                                Loans and         Term Loans     Loans and      Term Loans           Fees
                                Tranche A                        Tranche A
                                Term Loans                      Term Loans
------------------------------------------------------------------------------------------------------------------------------------
I  less than   2.50 to 1.0             2.00%            4.00%          0.50%           2.50%               2.00%               .50%
------------------------------------------------------------------------------------------------------------------------------------
II less than 3.0 to 1.0 but            2.25%            4.00%          0.75%           2.50%               2.25%               .50%
   greater/=  2.50 to 1.0
------------------------------------------------------------------------------------------------------------------------------------
III less than 3.5 to 1.0 but           2.50%            4.00%          1.00%           2.50%               2.50%               .50%
    greater/=  3.0 to 1.0
------------------------------------------------------------------------------------------------------------------------------------
IV  less than 4.0 to 1.0 but           2.75%            4.00%          1.25%           2.50%               2.75%               .50%
    greater/=  3.5 to 1.0
------------------------------------------------------------------------------------------------------------------------------------
V   less than 4.5 to 1.0 but           3.00%            4.00%          1.50%           2.50%               3.00%               .50%
    greater/=  4.0 to 1.0
------------------------------------------------------------------------------------------------------------------------------------
VI  greater/=  4.5 to 1.0              3.25%            4.00%          1.75%           2.50%               3.25%               .50%
====================================================================================================================================

          The Applicable Percentages shall be determined and adjusted quarterly on the date (each a "Calculation Date") five Business Days after the date by which the Borrower is required to provide the officer's certificate in accordance with the provisions of Section 7.1(c); provided that the initial Applicable Percentages shall be based on Pricing Level VI (as shown above) and shall remain at Pricing Level VI until the first Calculation Date subsequent to June 30, 1999, and, thereafter, the Pricing Level shall be determined by the Leverage Ratio calculated as of the most recent Calculation Date; and provided further that if the Borrower fails to provide the officer's certificate required by Section 7.1(c) on or before the most recent Calculation Date, the Applicable Percentages from such Calculation Date shall be based on Pricing Level VI until such time that an appropriate officer's certificate is provided whereupon the Pricing Level shall be determined by the then current Leverage Ratio. Each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Percentages shall be applicable to all existing Loans and Letters of Credit as well as any new Loans made or Letters of Credit issued.

          The Borrower shall promptly deliver to the Administrative Agent, at the address set forth on Schedule 11.1 and at the Agency Services Address, at the time the officer's certificate is required to be delivered by
     Section 7.1(c), information regarding any change in the Leverage Ratio that would change the existing Pricing Level pursuant to the preceding paragraph.

          "Approved Fund" means, with respect to any Lender that is a fund or trust that makes, buys or invests in commercial loans, any other fund or trust that makes, buys or invests in commercial loans and is managed by the same investment advisor as such Lender or an Affiliate thereof.

     "Asset Disposition" means the disposition of any or all of the assets of a Credit Party or any of its Subsidiaries whether by sale, lease, transfer, condemnation or otherwise, other than (a) transfers of assets permitted by
Section 8.5 and (b) losses of assets or destroyed assets permitted by clauses
(a) and (b) of Section 7.7.

     "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

     "Base Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of
(a) the Federal Funds Rate in effect on such day plus 1/2 of 1% or (b) the Prime Rate in effect on such day. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

     "Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate.

     "Borrower" means Davel Financing Company, L.L.C., a Delaware limited liability company, together with any successors and permitted assigns.

     "Business Day" means any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or required by law or other governmental action to close in Dallas, Texas or New York, New York; provided that in the case of Eurodollar Loans, such day is also a day on which dealings between banks are carried on in U.S. dollar deposits in the London interbank market.

     "Calculation Date" has the meaning set forth in the definition of Applicable Percentage.

     "Capital Expenditures" means all expenditures (other than expenditures incurred in connection with a Permitted Acquisition) of the Credit Parties and their Subsidiaries which, in accordance with GAAP, would be classified as capital expenditures, including, without limitation, Capital Leases.

     "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

     "Capital Stock" means (a) in the case of a corporation, all classes of capital stock of such corporation, (b) in the case of a partnership, partnership interests (whether general or limited), (c) in the case of a limited liability company, membership interests and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S. dollar denominated time and demand deposits and certificates of deposit of (i) any Lender, (ii) Farmers State Bank and Trust Company, Jacksonville, Illinois, (iii) any domestic commercial bank having capital and surplus in excess of $500,000,000 or (iv) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than twelve months from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within twelve months of the date of acquisition, (d) repurchase agreements with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the Borrower shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).

     "Change of Control" means any of the following: (a) with respect to the Borrower, the Parent shall cease to own and control 100% of the membership or limited liability company interests of the Borrower; or (b) with respect to the Parent, (i) other than the Hill Group, Samstock L.L.C., EGI-Davel Investors, L.L.C. or any other entity controlled by Samuel Zell (collectively, the "Investor Group"), any "person" or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act) has become, directly or indirectly, the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), by way of merger, consolidation or otherwise, of 30% or more of the Voting Stock of the Parent on a fully-diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Parent (whether or not such securities are then currently convertible or exercisable), (ii) the members of the Investor Group, in the aggregate, fail to own more of the Voting Stock of the Parent than any other Person or (iii) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the board of directors of the Parent cease for any reason to constitute a majority of the directors of the Parent then in office unless such new directors were elected or designated by the directors of the Parent who constituted the board of directors of the Parent at the beginning of such period or such directors were elected by shareholders to fill vacant seats for resigning or retiring directors that were not replaced at the time of such resignation or retirement.

          "Closing Date" means the date hereof.

          "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations promulgated thereunder, in each case as in effect from time to time. References to sections of the Code should be construed to also refer to any successor sections.

          "Collateral" means all assets of the Credit Parties in which, pursuant to the Collateral Documents, a Lien has been granted in favor of the Collateral Agent for the benefit of the Lenders.

          "Collateral Agent" means NationsBank, N.A. (or any successor thereto) or any successor collateral agent appointed pursuant to Section 10.9.

          "Collateral Documents" means the Security Agreement, the Pledge Agreements, and such other documents executed and delivered in connection with the attachment and perfection of the Lenders' security interests in the assets of the Credit Parties, including without limitation, the Mortgage Policies, UCC financing statements and patent and trademark filings.

          "Commitment Fees" means the fees payable to the Lenders pursuant to Section 3.4(a).

          "Commitments" means (a) with respect to each Lender, the Revolving Loan Commitment of such Lender, the Tranche A Term Loan Commitment of such Lender and the Tranche B Term Loan Commitment of such Lender, and (b) with respect to the Issuing Lender, the LOC Commitment.

          "Communications Law" means the Communications Act of 1934, as amended (including, without limitation, the Telecommunications Act of 1996), and all rules and regulations thereunder, or any successor statute or statutes, and all rules and regulations of the FCC or any other applicable Governmental Authority related to the provision of communication or broadcast services, each as amended or supplemented from time to time.

          "Credit Documents" means this Credit Agreement, the Notes, any Joinder Agreement, the Collateral Documents, the LOC Documents, and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

     "Credit Parties" means the Borrower and the Guarantors and "Credit Party" means any one of them.

     "Credit Party Obligations" means, without duplication, (a) all of the obligations of the Credit Parties to the Lenders (including the Issuing Lender) and the Agents, whenever arising, under this Credit Agreement, the Notes, the Collateral Documents or any of the other Credit Documents to which any Credit Party is a party and (b) all liabilities and obligations owing from such Credit Party to any Lender, or any Affiliate of a Lender, arising under Hedging Agreements.

     "Davel" means Davel Communications Group, Inc., a Delaware corporation.

     "Debt Issuance" means the issuance of any Indebtedness for borrowed money by a Credit Party or any of its Subsidiaries, other than Indebtedness permitted by Section 8.1.

     "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

     "Defaulting Lender" means, at any time, any Lender that, (a) has failed to make a Loan or purchase a Participation Interest required pursuant to the terms of this Credit Agreement when due (but only for so long as such Loan is not made or such Participation Interest is not purchased), (b) other than as set forth in the preceding clause (a), has failed to pay to the Agents or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement when due (but only for so long as such amount has not been paid) or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or with respect to which (or with respect to any assets of which) a receiver, trustee or similar official has been appointed.

     "Dollars" and "$" means dollars in lawful currency of the United States of America.

     "Domestic Subsidiary" means each direct and indirect Subsidiary of the Borrower that is incorporated or organized under the laws of any state of the United States or the District of Columbia whether existing as of the date hereof or hereafter created or acquired. As of the Closing Date, the Domestic Subsidiaries are as set forth on Schedule 6.15.

     "EBITDA" means, for any period, with respect to the Credit Parties and their Subsidiaries on a consolidated basis, an amount equal to (a) Net Income for such period (excluding the effect of any extraordinary or other non-recurring gains (including any gain from the sale of property not in the ordinary course of business) or non-cash losses) plus (b) an amount which, in the determination of Net Income for such period has been deducted for (i) Interest Expense (inclusive of amortization of deferred financing fees and any original issue discount) for such period, (ii) total Federal, state, foreign or other income or franchise taxes for such period, (iii) all depreciation and amortization for such period, all as determined in accordance with GAAP, (iv) any non-cash charges related to the issuance of stock, warrants or options to management (or the exercise of such warrants or options), (v) costs and expenses identified on Schedule 1.1(c) incurred by the Credit Parties in connection with the Peoples Merger, (vi) the Peoples Restructuring Charge and all other restructuring charges incurred in connection with a Permitted Acquisition not to exceed, in the aggregate, $5,000,000 during the term of this Credit Agreement, (vii) any purchase accounting adjustments required or permitted by APB 16 (including non-cash write-ups and non-cash charges relating to inventory, fixed assets and in-process research and development, in each case arising in connection with any Permitted Acquisition) and APB 17 (including non-cash charges relating to intangibles and goodwill arising in connection with any Permitted Acquisition), (viii) any unrealized losses or gains resulting from mark-to-market of Hedging Agreements (to the extent reflected in Net Income),
(ix) any tender premiums or consent fees paid and any write-off of deferred financing costs incurred as a result of the refinancing of Indebtedness of any Credit Party on the Closing Date and (x) other non-cash charges to the extent reflected in Net Income other than write-offs related to account receivables in connection with dial-around revenues recognized subsequent to the Closing Date minus (c) any cash expenditures relating to the non-cash charges set forth in clause (b) above (whether for this period or a prior period).

     "Effective Date" means the date on which the conditions set forth in
Section 5.1 shall have been fulfilled (or waived in the sole discretion of the Administrative Agent with the consent of the Required Lenders) and on which the initial Loans shall have been made and/or the initial Letters of Credit shall have been issued.

     "Eligible Assignee" means (a) any Lender; (b) an Affiliate of a Lender; and
(c) any other Person approved by the Administrative Agent and the Borrower (such approval not to be unreasonably withheld or delayed); provided that (i) the Borrower's consent is not required during the existence and continuation of an Event of Default and (ii) approval by the Borrower shall be deemed given if no objection is received by the assigning Lender and the Administrative Agent from the Borrower within five Business Days after notice of such proposed assignment has been received by the Borrower.

     "Environmental Claim" means any written notice, notice of violation, written demand, written allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or written claim (whether administrative, judicial, or private in nature) arising (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any assessment, abatement, removal, remedial, corrective, or other response action in connection with an Environmental Law or (d) from any actual or alleged damage, injury, threat, or harm to occupational health or safety, natural resources, or the environment.

     "Environmental Laws" means any current or future legal requirement of any Governmental Authority pertaining to (a) the protection of occupational health or safety, and the environment, (b) the protection of natural resources and wildlife, (c) the protection or use of surface water and groundwater or (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any hazardous or toxic substance or material or (e) pollution (including any release to land surface water and groundwater) and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801 et seq., Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 USC 300(f) et seq., any analogous implementing or successor law, and any amendment, rule, regulation, order, or directive issued thereunder.

     "Equity Issuance" means any issuance by a Credit Party to any Person (other than the Hill Group, Samstock L.L.C., EGI-Davel Investors, L.L.C. or their Affiliates or any Credit Party) of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants or
(c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity; provided that Equity Issuance shall not include (i) the issuance of Capital Stock or options as compensation in the ordinary course to management or pursuant to any director or employee option plan or incentive or restrictive stock plan or (ii) the issuance of Capital Stock or Parent PIK Debt in connection with any Permitted Acquisition.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

     "ERISA Affiliate" means an entity, whether or not incorporated, which is under common control with any Credit Party or any of its Subsidiaries within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes any Credit Party or any of its Subsidiaries and which is treated as a single employer under Sections 414(b), (c), (m), or (o) of the Code.

     "Eurodollar Loan" means a Loan bearing interest based at a rate determined by reference to the Eurodollar Rate.

     "Eurodollar Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:

     Eurodollar Rate =      London Interbank Offered Rate
                       ----------------------------------------
                          1 - Eurodollar Reserve Percentage

     "Eurodollar Reserve Percentage" means for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not a Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

     "Event of Default" means any of the events or circumstances specified in
Section 9.1.

     "Excess Cash Flow" means, with respect to the Credit Parties and their Subsidiaries on a consolidated basis, for any period of determination, an amount equal to (a) EBITDA for such period, minus (b) Capital Expenditures for such period, except to the extent financed with Indebtedness (other than Indebtedness under the Credit Documents) or pursuant to a Capital Lease, minus (c) cash Interest Expense for such period, minus (d) Federal, state and other income or franchise taxes actually paid during such period, minus (e) Principal Amortization Payments made during such period, minus (f) voluntary prepayments made during such period with respect to the Term Loans or with respect to the Revolving Loans if a corresponding reduction in the Revolving Committed Amount is made, minus (g) increases in (or plus any decreases in) Working Capital during such period, minus (h) cash expenditures made during such period related to the Peoples Restructuring Charge or other charges incurred in connection with a Permitted Acquisition (whether in this or a prior period) to the extent not deducted from Net Income for such period and not to exceed, in the aggregate, $5,000,000 minus (i) amounts not used for Capital Expenditures during such period but allowed to be added to permitted Capital Expenditures during the next succeeding fiscal year pursuant to Section 8.14 minus (j) non-cash charges for non-current liabilities added in calculating EBITDA for such period in which the cash expenditures in connection with such non-cash charge are going to be required to be repaid in the immediate succeeding annual period.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as amended, modified, succeeded or replaced from time to time.

     "Excluded Lender" means any Lender that is the Borrower or an Affiliate of the Borrower.

     "Existing Letters of Credit" means the letters of credit described on
Schedule 2.2(c).

     "Extension of Credit" means, as to any Lender, the making of a Loan by such Lender (or a participation therein by a Lender) or the issuance of, or participation in, a Letter of Credit by such Lender.

     "FCC" means the Federal Communications Commission and any successor governmental agency performing functions similar to those performed by the Federal Communications Commission on the date hereof.

     "FCC Consent" means the written action or actions of the FCC approving the change in ownership of Peoples and the resulting transfer of FCC Licenses held by Peoples prior to the Peoples Merger and used in connection with the Telephones owned and operated by Peoples.

     "FCC License" means any of the licenses, permits or other authorizations issued by the FCC relating to the Telephones owned and operated by the Credit Parties and all other licenses, authorizations, waivers and permits required under Communications Law for the Credit Parties to own and operate such Telephones and to carry on their business.

     "Federal Funds Rate" means for any day the rate of interest per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (b) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

     "Fee Letters" means (a) that certain Agents Fee Letter, dated as of November 9, 1998 (the "Agents Fee Letter"), among Davel, NationsBank, N.A., BankBoston, N.A., The Chase Manhattan Bank, BancBoston Robertson Stephens Inc. and NMS and (b) that certain Administrative Agent Fee Letter, dated as of November 9, 1998 (the "Administrative Agent Fee Letter") among Davel, NMS and the Administrative Agent.

     "First Tier Foreign Subsidiary" means each Foreign Subsidiary in which any one or more of the Credit Parties owns directly more than 50%, in the aggregate, of the Voting Stock of such Foreign Subsidiary.

     "Fixed Charge Coverage Ratio" means the ratio of (a) EBITDA for the prior twelve month period less Capital Expenditures for the prior twelve month period less cash income taxes for the prior twelve month period to (b) cash Interest Expense for the prior twelve month period plus Scheduled Funded Debt Payments for the prior twelve month period; provided that in determining the Fixed Charge Coverage Ratio for the first three fiscal quarters ending in 1999, cash income taxes, cash Interest Expense and Scheduled Funded Debt Payments shall be calculated using the Annualized Method.

     "Foreign Subsidiary" means any Subsidiary of the Borrower or any other Credit Party that is not a Domestic Subsidiary.

     "Funded Debt" means, without duplication, the sum of (a) all outstanding Indebtedness of the Credit Parties and their Subsidiaries for borrowed money,
(b) all purchase money Indebtedness of the Credit Parties and their Subsidiaries, (c) the principal portion of all obligations of the Credit Parties and their Subsidiaries under Capital Leases, (d) all obligations, contingent or otherwise, relative to the face amount of all letters of credit (other than letters of credit supporting inventory purchases in the ordinary course of business), whether or not drawn, and banker's acceptances issued for the account of a Credit Party or its Subsidiaries (it being understood that, to the extent an undrawn letter of credit supports another obligation consisting of Indebtedness, in calculating aggregated Indebtedness only such other obligation shall be included), (e) all Guaranty Obligations of the Credit Parties and their Subsidiaries with respect to Funded Debt of another Person, (f) all Funded Debt of another entity secured by a Lien on any property of the Credit Parties and their Subsidiaries whether or not such Funded Debt has been assumed by a Credit Party or any of its Subsidiaries, (g) all Funded Debt of any partnership or unincorporated joint venture to the extent a Credit Party or one of its Subsidiaries is legally obligated or has a reasonable expectation of being liable with respect thereto, net of any assets of such partnership or joint venture and (h) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

     "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to Section 1.3.

     "Governmental Approvals" means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities, including without limitation all FCC Licenses and State Licenses.

     "Governmental Authority" means any Federal, state, local, provincial or foreign court, governmental agency, authority, instrumentality or regulatory body, or any securities exchange or self-regulatory organization.

     "Guarantor" means the Parent and each of the Domestic Subsidiaries of the Borrower and the Parent and each Additional Credit Party which has executed a Joinder Agreement or otherwise become a Guarantor hereunder, together with their successors and assigns.

     "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection and standard contractual indemnities entered into in the ordinary course of business) guaranteeing any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or other obligation or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of such Indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Indebtedness of such other Person, (c) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or (d) to otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made unless such primary obligation in respect of which such Guaranty Obligation is made is not stated or determinable, in which case the amount of such Guaranty Obligation shall be the maximum reasonably anticipated liability in respect thereof (assuming the guaranteeing person is required to perform).

     "Hazardous Materials" means any substance, material or waste defined in or regulated under any Environmental Laws.

     "Hedging Agreements" means any interest rate protection agreements, foreign currency exchange agreements, or other interest or exchange rate hedging agreements, in each case, entered into or purchased by a Credit Party.

     "Hill Group" means David R. Hill, his spouse and descendants and any corporation, partnership, limited liability company, trust or other entity controlled by David R. Hill and wholly-owned beneficially and of record by David
R. Hill and/or his spouse, children, grandchildren, parents, siblings, in-laws, nephews and/or nieces or a trust established for any of their benefit, provided such trust is controlled by David R. Hill or his representative, principal heir or legatee.

     "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations, other than intercompany items, of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person which would appear as liabilities on a balance sheet of such Person, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Guaranty Obligations of such Person, (g) the principal portion of all obligations of such Person under
(i) Capital Leases and (ii) any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product of such Person where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP, (h) all net obligations of such Person in respect of hedging agreements, foreign currency exchange obligations, and commodity futures agreements, (i) the maximum amount of all performance and standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (j) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due by a fixed date,
(k) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) regardless of whether such transaction is effected without recourse to such Person or in a manner that would not be reflected on the balance sheet of such Person in accordance with GAAP, and (l) all obligations of such Person to repurchase any securities which repurchase obligation is related to the issuance thereof, including, without limitation, obligations commonly known as residual equity appreciation potential shares. The Indebtedness of any Person shall include the Indebtedness of any partnership or unincorporated joint venture in which such Person is legally obligated.

     "Interest Coverage Ratio" means, with respect to the Credit Parties and their Subsidiaries on a consolidated basis, the ratio of (a) EBITDA for the prior twelve month period to (b) cash Interest Expense for the prior twelve month period; provided that in determining the Interest Coverage Ratio for the first three fiscal quarters ending in 1999, cash Interest Expense shall be calculated using the Annualized Method.

     "Interest Expense" means, for any period, with respect to the Credit Parties and their Subsidiaries on a consolidated basis, all interest expense (paid or accrued to be paid), including the interest component under Capital Leases, as determined in accordance with GAAP.

     "Interest Payment Date" means (a) as to Base Rate Loans, the last day of each calendar quarter and the Revolving Loan Maturity Date or the Tranche B Term Loan Maturity Date, as applicable, and (b) as to Eurodollar Loans, the last day of each applicable Interest Period and the Revolving Loan Maturity Date or the Tranche B Term Loan Maturity Date, as applicable, and in addition, where the applicable Interest Period for a Eurodollar Loan is greater than three months, then also the date three months from the beginning of the Interest Period and each three months thereafter.

     "Interest Period" means, as to Eurodollar Loans, a period of one, two, three, six or twelve months' duration (provided that twelve month Interest Periods shall be subject to availability (as determined by the Administrative Agent) and shall not be available with respect to Eurodollar Loans that are Tranche B Term Loans), as the Borrower may elect, commencing, in each case, on the date of the borrowing (including continuations and conversions thereof);

provided, however, (a) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (b) no Interest Period shall extend beyond the Revolving Loan Maturity Date or the Tranche B Term Loan Maturity Date, as applicable, (c) with regard to Term Loans, no Interest Period shall extend beyond any Principal Amortization Payment Date unless the portion of applicable Term Loans comprised of Base Rate Loans, together with the portion of applicable Term Loans comprised of Eurodollar Loans with Interest Periods expiring prior to such Principal Amortization Payment Date, is greater than or equal to the Principal Amortization Payment due on such Principal Amortization Payment Date and (d) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

     "Investment" in any Person means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of assets, shares of Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such other Person or (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment or other assets or to secure the performance of leases in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including, without limitation, any Guaranty Obligation (including any support for a Letter of Credit issued on behalf of such Person) incurred for the benefit of such Person.

     "Issuing Lender" means NationsBank, N.A. or any successor Administrative Agent.

     "Issuing Lender Fees" has the meaning set forth in Section 3.4(c).

     "Joinder Agreement" means a Joinder Agreement substantially in the form of
Exhibit 7.12.

     "Lender" means any of the Persons identified as a "Lender" on the signature pages hereto, and any Eligible Assignee which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

     "Letter of Credit" means a letter of credit issued for the account of a Credit Party by the Issuing Lender pursuant to Section 2.2 or any Existing Letter of Credit, as such letter of credit may be amended, modified, extended, renewed or replaced.

     "Letter of Credit Fees" has the meaning set forth in Section 3.4(c).

     "Leverage Ratio" means, as of the end of each fiscal quarter, the ratio of
(a) total Funded Debt on such date minus cash of the Credit Parties and their Subsidiaries in excess of $7,000,000 on such date to (b) EBITDA for the twelve month period ending on such date.

     "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind, including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof.

     "Loan" or "Loans" means the Revolving Loans and the Term Loans (or a portion of any Revolving Loan or Term Loan), individually or collectively, as appropriate.

     "Location Contract" means a location agreement between a Credit Party and an owner or operator of land with respect to the placement of Telephones in which a Credit Party pays a fee to such owner or operator for the opportunity to place its Telephones on such land. All Location Contracts with the same owner or operator (or any Affiliates or franchises controlled by such owner or operator thereof) shall be considered to be one Location Contract.

     "LOC Commitment" means the commitment of the Issuing Lender to issue Letters of Credit for the account of a Credit Party in an aggregate face amount any time outstanding (together with the amounts of any unreimbursed drawings thereon) of up to the LOC Committed Amount.

     "LOC Committed Amount" shall have the meaning assigned to such term in
Section 2.2(a).

     "LOC Documents" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk or (b) any collateral security for such obligations.

     "LOC Obligations" means, at any time, the sum of (a) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit (including the Existing Letters of Credit) then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (b) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

     "LOC Participants" means the Revolving Lenders.

     "London Interbank Offered Rate" means, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period and having an advance date and a maturity date comparable to such Interest Period; provided, however, if more than one rate is specified on Telerate Page 3750, the applicable rate shall be the arithmetic mean of all such rates. If, for any reason, such rate is not available, the term "London Interbank Offered Rate" shall mean, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period and having an advance date and a maturity date comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

          "Mandatory Borrowing" has the meaning set forth in Section 2.2(e).

          "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, prospects or financial condition of the Credit Parties and their Subsidiaries taken as a whole, (b) the ability of the Credit Parties and their Subsidiaries taken as a whole to perform their obligations under this Credit Agreement or any of the other Credit Documents, or (c) the validity or enforceability of this Credit Agreement, any of the other Credit Documents, or the rights and remedies of the Lenders hereunder or thereunder taken as a whole.

          "Material First Tier Foreign Subsidiary" means any First Tier Foreign Subsidiary that, together with its Subsidiaries, owns assets in excess of $1,000,000.

          "Merger Agreement" means the Amended and Restated Agreement and Plan of Merger and Reorganization dated as of October 22, 1998 among Davel Holdings, Inc., Davel, Miami Merger Corp., D Subsidiary, Inc., and Peoples, pursuant to which the transactions associated with the Peoples Merger were consummated.

          "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

          "Miami Facility" means the real property and improvements owned by a Subsidiary of the Borrower located at 2300 N.W. 89th Place, Miami, Florida 33172.

          "Multiemployer Plan" means a Plan covered by Title IV of ERISA which is a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA.

          "Multiple Employer Plan" means a Single Employer Plan to which any Credit Party or any of its Subsidiaries or any ERISA Affiliate and at least one employer other than a Credit Party or any of its Subsidiaries or any ERISA Affiliate are contributing sponsors.

          "NationsBank" means NationsBank, N.A. or any successor thereto.

          "Net Cash Proceeds" means the aggregate cash proceeds (including, without limitation, insurance and condemnation proceeds) received from an Asset Disposition, an Equity Issuance, a Debt Issuance or an issuance of Parent PIK Debt net of (a) actual transaction costs payable to third parties, (b) taxes paid or a good faith estimate of the taxes payable with respect to such proceeds, and (c) in connection with an Asset Disposition only, (i) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP; provided that any subsequent reversal or reduction of such reserves shall constitute additional Net Cash Proceeds, and (ii) any amounts paid to holders of existing Permitted Liens on any such assets to satisfy and discharge such Permitted Liens.

          "Net Income" means, for any period, the net income after taxes for such period of the Credit Parties and their Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

          "NMS" means NationsBanc Montgomery Securities LLC.

          "Non-Excluded Taxes" has the meaning set forth in Section 3.13.

          "Note" or "Notes" means the Revolving Loan Notes and the Term Notes, individually or collectively, as appropriate.

          "Notice of Borrowing" means a request by the Borrower for a Revolving Loan, in the form of Exhibit 2.1(b).

          "Notice of Continuation/Conversion" means a request by the Borrower to continue an existing Eurodollar Loan to a new Interest Period or to convert a Eurodollar Loan to a Base Rate Loan or a Base Rate Loan to a Eurodollar Loan, in the form of Exhibit 2.5.

            "Parent" means Davel Communications, Inc., a Delaware corporation f/k/a Davel Holdings, Inc., a Delaware corporation.

          "Parent PIK Debt" means Indebtedness of the Parent that (a) does not require or permit cash payments of principal or interest until at least one year following the Tranche B Term Loan Maturity Date and (b) is fully subordinated to the Credit Party Obligations on terms reasonably acceptable to the Administrative Agent.

          "Participation Interest" means the Extension of Credit by a Lender by way of a purchase of a participation in Letters of Credit or LOC Obligations as provided in Section 2.2 or in any Loans as provided in
     Section 2.3 or Section 3.8.

          "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

          "Peoples" means Peoples Telephone Company, Inc., a New York corporation.

          "Peoples Merger" means the merger of a Subsidiary of the Borrower with and into Peoples and the exchange of the stock of Peoples for the stock of Davel Holdings, Inc. and the transactions necessary or incidental thereto.

          "Peoples Restructuring Charge" means the one time restructuring charges incurred in connection with the Peoples Merger.

          "Permitted Acquisitions" means an Acquisition by the Borrower or any Subsidiary of the Borrower; provided that (a) the Capital Stock or Property acquired in such Acquisition are in, or used or useful in, the same or similar or related line of business as the Credit Parties were engaged in on the Closing Date, or any reasonable extensions or expansions thereof,
     (b) the Administrative Agent shall have received all items in respect of the Capital Stock or Property acquired in such Acquisition (and/or the seller thereof) required to be delivered by the terms of Section 7.9 and/or
     Section 7.12, (c) in the case of an Acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (d) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Acquisition on a Pro Forma Basis, the Credit Parties shall be in compliance with all of the financial covenants set forth in Section 7.2, (e) the representations and warranties made by the Credit Parties in any Credit Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date, (f) after giving effect to such Acquisition, no Default or Event of Default shall exist, (g) after giving effect to such Acquisition, the amount of availability existing under the Revolving Committed Amount plus the amount of cash of the Credit Parties and their Subsidiaries in excess of $7,000,000 shall be greater than or equal to $10,000,000 and (h) the cash consideration for all such Acquisitions shall not exceed $15,000,000 individually and $30,000,000 in the aggregate for any twelve month period subsequent to the Closing Date.

          "Permitted Investments" means Investments which are (a) cash or Cash Equivalents, (b) accounts receivable created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, (c) inventory, raw materials and general intangibles acquired in the ordinary course of business, (d) Investments by a Credit Party in or to another Credit Party and Investments by a Foreign Subsidiary in or to another Foreign Subsidiary, (e) loans to directors, officers or employees in the ordinary course of business not to exceed, in the aggregate, $2,500,000 at any one time, (f) Investments in Capital Expenditures, (g) Permitted Acquisitions, (h) Investments in Foreign Subsidiaries not to exceed, in the aggregate, $1,000,000 at any one time,
     (i) investments acquired in the bankruptcy/reorganization of suppliers or customers of a Credit Party, (j) Investments existing as of the Closing Date and set forth on Schedule 6.21 and (k) other Investments (in addition to those set forth above) not to exceed at any one time, the sum of $5,000,000 plus the proceeds received by the Credit Parties (and not required to be paid to the Lenders pursuant to Section 3.3(b)) from Excess Cash Flow, Equity Issuances, or the issuance of Parent PIK Debt; provided that the amount of Investments made pursuant to this clause (k) shall not exceed, in the aggregate, $15,000,000.

          "Permitted Liens" means (a) Liens securing Credit Party Obligations,
     (b) Liens for taxes not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale, collection, levy or loss on account thereof), (c) Liens in respect of property imposed by law arising in the ordinary course of business such as materialmen's, mechanics', warehousemen's, carrier's, landlords' and other nonconsensual statutory Liens which are not yet due and payable or which are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof), (d) pledges or deposits made in the ordinary course of business to secure payment of worker's compensation insurance, unemployment insurance, pensions or social security programs, (e) Liens arising from good faith deposits in connection with or to secure performance of (i) tenders, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations or (ii) leases of real property, in each case incurred in the ordinary course of business (other than obligations in respect of the payment of borrowed money), (f) Liens arising from good faith deposits in connection with or to secure performance of statutory obligations and surety and appeal bonds,
     (g) easements, rights-of-way, restrictions (including zoning restrictions), matters of plat, minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered property for its intended purposes, (h) judgment Liens that would not constitute an Event of Default, (i) Liens in connection with Indebtedness permitted by Section 8.1(c) and Liens in connection with up to $1,000,000 of Indebtedness permitted by Section 8.1(j), (j) Liens arising by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a creditor depository institution, (k) Liens existing on the date hereof and identified on Schedule 1.1(b); provided that no such Lien shall extend to any property other than the property subject thereto on the Closing Date, (l) any precautionary filings of financing statements under the UCC made in relation to leases of equipment which leases are otherwise permitted by this Credit Agreement, (m) Liens of a collecting bank arising under Section 4-210 of the UCC on items in the course of collection and (n) any interest of a licensor, licensee, lessor, lessee, sublessor or sublessee in the ordinary course to the extent such interest could be characterized as a Lien.

          "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust, fund or other enterprise (whether or not incorporated), or any Governmental Authority.

          "Plan" means any defined employee plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which any Credit Party or any of its Subsidiaries or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

          "Pledge Agreements" means the Pledge Agreements executed and delivered by each of the Credit Parties in favor of the Collateral Agent, for the benefit of the Lenders, to secure its respective obligations under the Credit Documents, as amended, modified, extended, renewed or replaced from time to time.

          "Prime Rate" means the per annum rate of interest established from time to time by the Administrative Agent as its prime rate in effect at its principal office in Dallas, Texas (or such other principal office of the Administrative Agent as communicated in writing to the Borrower and the Lenders). Any change in the interest rate resulting from a change in the Prime Rate shall become effective as of 12:01 a.m. of the Business Day on which each change in the Prime Rate is announced by the Administrative Agent. The Prime Rate is a reference rate used by the Administrative Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

          "Principal Amortization Payment" means a principal payment on the Term Loans as set forth in Sections 2.3(c) and 2.4(c).

          "Principal Amortization Payment Date" means the date a Principal Amortization Payment is due.

            "Pro Forma Basis" means, for purposes of calculating (utilizing the principles set forth in the second paragraph of Section 1.3) compliance with each of the financial covenants set forth in Section 7.2 in respect of a proposed Acquisition as referred to in clause (d) of the definition of "Permitted Acquisition" set forth in this Section 1.1, that such Acquisition shall be deemed to have occurred as of the first day of the four fiscal-quarter period ending as of the most recent fiscal quarter end preceding the date of such Acquisition with respect to which the Administrative Agent has received the financial statements and officer's certificate required to be delivered pursuant to Section 7.1(a) or (b), as applicable, and Section 7.1(c). In connection with any calculation of the financial covenants set forth in Section 7.2 and upon giving effect on a Pro Forma Basis to any Acquisition, (a) any Indebtedness incurred by any Credit Party or any of its Subsidiaries in connection with such Acquisition
     (i) shall be deemed to have been incurred as of the first day of the applicable period and (ii) if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination and (b) income statement items (whether positive or negative) attributable to the Capital Stock or Property acquired in such Acquisition shall be included to the extent relating to the relevant period and to the extent, and in the same manner, as such items are included for the Credit Parties.

          "Pro Forma Compliance Certificate" means a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent in connection with any Acquisition as referred to in clause (d) of the definition of "Permitted Acquisition" set forth in this Section 1.1 and containing reasonably detailed calculations, upon giving effect to such Acquisition on a Pro Forma Basis, of each of the financial covenants set forth in
     Section 7.2 as of the most recent fiscal quarter end preceding the date of such Acquisition with respect to which the Administrative Agent shall have received the financial statements and officer's certificate required to be delivered pursuant to Section 7.1(a) or (b), as applicable, and Section 7.1(c).

          "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

          "Real Properties" means the real properties that the Credit Parties may own, operate or lease (as lessee or sublessee) from third parties from time to time.

          "Regulation D, U, or X" means Regulation D, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Reportable Event" means a "reportable event" as defined in Section 4043 of ERISA with respect to which the 30-day notice requirements to the PBGC have not been waived.

          "Required Lenders" means Lenders whose aggregate Credit Exposure (as hereinafter defined) constitutes more than 51% of the Credit Exposure of all Lenders at such time; provided, however, that if any Lender shall be a Defaulting Lender or an Excluded Lender at such time then there shall be excluded from the determination of Required Lenders the aggregate principal amount of Credit Exposure of such Lender at such time. For purposes of the preceding sentence, the term "Credit Exposure" as applied to each Lender shall mean (a) at any time prior to the termination of the Commitments, the sum of (i) the Revolving Loan Commitment Percentage of such Lender multiplied by the Revolving Committed Amount plus (ii) the Tranche A Term Loan Commitment Percentage of such Lender multiplied by aggregate Tranche A Term Loans outstanding at such time plus (iii) the Tranche B Term Loan Commitment Percentage of such Lender multiplied by the aggregate Tranche B Term Loans outstanding at such time, and (b) at any time after the termination of the Commitments, the sum of (i) the principal balance of the outstanding Loans of such Lender plus (ii) such Lender's Participation Interests in the face amount of the outstanding Letters of Credit.

          "Requirement of Law" means, as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material property is subject.

          "Responsible Officer" means the chief executive officer, president, chief financial officer, treasurer, or any other senior officer of a Credit Party designated as such to the Administrative Agent by such Credit Party.

          "Revolving Committed Amount" means SIXTY MILLION DOLLARS ($60,000,000) or such lesser amount to which the Revolving Committed Amount may be reduced pursuant to Section 2.1(d) or 3.3(c).

          "Revolving Lender" means any Lender holding a Revolving Loan Commitment, as identified on Schedule 1.1(a), greater than zero, together with its permitted successors and assigns.

          "Revolving Loan Commitment" means, with respect to each Revolving Lender, the commitment of such Lender to make its portion of the Revolving Loans in a principal amount equal to such Lender's Revolving Loan Commitment Percentage of the Revolving Committed Amount.

          "Revolving Loan Commitment Percentage" means, for each Lender, the percentage identified as its Revolving Loan Commitment Percentage on
     Schedule 1.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

          "Revolving Loan Maturity Date" means, as to the Revolving Loans, Letters of Credit (and the related LOC Obligations) and Tranche A Term Loans, December 23, 2003.

          "Revolving Loans" means the Revolving Loans made to the Borrower by the Revolving Lenders pursuant to Section 2.1.

          "Revolving Note" or "Revolving Notes" means the promissory notes of the Borrower in favor of each of the Revolving Lenders evidencing the Revolving Loans provided pursuant to Section 2.1, individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time and as evidenced in the form of Exhibit 2.1(e).

          "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. or any successor or assignee of the business of such division in the business of rating securities.

          "Scheduled Funded Debt Payments" means, as of the end of each fiscal quarter of the Borrower, for the Credit Parties and their Subsidiaries on a consolidated basis, the sum of all scheduled payments of principal on Funded Debt for the applicable period ending on such date (including the principal component of payments due on Capital Leases during the applicable period ending on such date); it being understood that Scheduled Funded Debt Payments shall not include voluntary prepayments or the mandatory prepayments required pursuant to Section 3.3.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Security Agreement" means the security agreement executed and delivered by each of the Credit Parties in favor of the Collateral Agent for the benefit of the Lenders to secure its respective obligations under the Credit Documents, as such may be amended, modified, extended, renewed, restated or replaced from time to time.

     "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

     "Solvent" means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value as a going concern of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair saleable value as a going concern of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "State Communications Law" means the statutes and administrative rules related to common carriers, telecommunications, and pay telephones in the states in which the Telephones are located.

     "State Consent" means the written action or actions of any state in which a Telephone is located approving the change in ownership of Peoples and the resulting transfer of State Licenses held by Peoples prior to the Peoples Merger and used in connection with the Telephones owned and operated by Peoples.

     "State License" means any of the licenses, permits or other authorizations issued by any state relating to the Telephones owned and operated by the Credit Parties and all other licenses, authorizations, waivers, and permits required under state law for the Credit Parties to own and operate such Telephones and to carry on their business.

     "Subsidiary" means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity in which such person directly or indirectly through Subsidiaries has more than a 50% equity interest at any time.

          "Telephones" means, collectively, the public telephones owned by the Credit Parties and "Telephone" means any one of them.

          "Term Loans" means, collectively, the Tranche A Term Loans and the Tranche B Term Loans.

          "Term Note" means any of the Tranche A Term Notes and the Tranche B Term Notes and "Term Notes" means, collectively, the Tranche A Term Notes and the Tranche B Term Notes.

          "Termination Event" means (a) with respect to any Single Employer Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (b) the withdrawal of any Credit Party or any of its Subsidiaries or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (c) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (d) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (e) any event or condition which is reasonably expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or (f) the complete or partial withdrawal of any Credit Party or any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan.

          "Total Assets" means all items which in accordance with GAAP would be classified as assets of the Credit Parties and their Subsidiaries on a consolidated basis.

          "Tranche A Term Lender" means any Lender holding a Tranche A Term Loan Commitment greater than zero, as identified on Schedule 1.1(a), together with permitted successors and assigns.

          "Tranche A Term Loan Commitment" means, with respect to each Tranche A Term Lender, the commitment of such Lender to make its portion of the Tranche A Term Loans in a principal amount equal to such Lender's Tranche A Term Loan Commitment Percentage of the Tranche A Term Loan Committed Amount.

          "Tranche A Term Loan Commitment Percentage" means, for any Tranche A Term Lender, the percentage identified as its Tranche A Term Loan Commitment Percentage on Schedule 1.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

          "Tranche A Term Loan Committed Amount" means ONE HUNDRED TWENTY-FIVE MILLION DOLLARS ($125,000,000).

          "Tranche A Term Loans" means the term loans made to the Borrower by the Tranche A Term Lenders pursuant to Section 2.3.

          "Tranche A Term Note" or "Tranche A Term Notes" means the promissory notes of the Borrower in favor of each of the Tranche A Term Lenders evidencing the Tranche A Term Loans provided pursuant to Section 2.3, individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed, or replaced from time to time, as evidenced in the form of Exhibit 2.3 (d).

          "Tranche B Term Lender" means any Lender holding a Tranche B Term Loan Commitment, as identified on Schedule 1.1(a), greater than zero, together with permitted successors and assigns.

          "Tranche B Term Loan Commitment" means, with respect to each Tranche B Term Lender, the commitment of such Lender to make its portion of the Tranche B Term Loans in a principal amount equal to such Lender's Tranche B Term Loan Commitment Percentage of the Tranche B Term Loan Committed Amount.

          "Tranche B Term Loan Commitment Percentage" means, for any Tranche B Term Lender, the percentage identified as its Tranche B Term Loan Commitment Percentage on Schedule 1.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

          "Tranche B Term Loan Committed Amount" means NINETY-FIVE MILLION DOLLARS ($95,000,000).

          "Tranche B Term Loan Maturity Date" means, as to the Tranche B Term Loans, June 23, 2005.

          "Tranche B Term Loans" means the term loans made to the Borrower by the Tranche B Term Lenders pursuant to Section 2.4.

          "Tranche B Term Note" or "Tranche B Term Notes" means the promissory notes of the Borrower in favor of each of the Tranche B Term Lenders evidencing the Tranche B Term Loans provided pursuant to Section 2.4, individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed, or replaced from time to time, as evidenced in the form of Exhibit 2.4 (d).

          "Unused Commitment" means, for any period, the amount by which (a) the then applicable aggregate Revolving Committed Amount exceeds (b) the daily average sum for such period of the outstanding aggregate principal amount of all Revolving Loans plus the aggregate amount of LOC Obligations outstanding with respect to Letters of Credit.

          "Voting Stock" of a corporation means all classes of the capital stock of such corporation then outstanding and normally entitled to vote in the election of directors.

          "Working Capital" means, at any time, the excess of current assets (excluding cash and Cash Equivalents and deferred taxes) over current liabilities (excluding the current portion of Funded Debt and deferred taxes), as determined in accordance with GAAP.

          "Year 2000 Problem" means any risk (a) that any computer hardware, software or other equipment used by a Credit Party or any of its Subsidiaries (or by any of its suppliers, vendors or customers that is material to the business of such Credit Party or Subsidiary) will not function as effectively and reliably on and after January 1, 2000 as it does prior to January 1, 2000 or (b) that any computer applications used by a Credit Party may not be able to recognize and properly perform date-sensitive functions after December 31, 1999, to the extent any such risk specified in items (a) or (b) above would cause or be reasonably expected to cause a Material Adverse Effect.

     1.2  Computation of Time Periods and Other Definitional Provisions.

     For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding." References in this Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided.

     1.3  Accounting Terms.

     Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 (or, prior to the delivery of the first financial statements pursuant to Section 7.1, consistent with the financial statements described in Section 5.1(d); provided, however, if (a) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Administrative Agent or the Required Lenders shall so object in writing within 30 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with GAAP as in effect as of the date of the most recent financial statements delivered by the Borrower to the Lenders to which no such objection shall have been made.

Notwithstanding the above, the parties hereto acknowledge and agree that, for purposes of all calculations made under the financial covenants set forth in
Section 7.2 (including the definitions used therein) and also for purposes of calculating the Leverage Ratio in connection with the definition of "Applicable Percentage" set forth in Section 1.1, (i)(A) income statement items (whether positive or negative) attributable to the property disposed of in any Asset Disposition as contemplated by Section 8.5 shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (B) Indebtedness which is retired in connection with any such Asset Disposition shall be excluded and deemed to have been retired as of the first day of the applicable period and (ii)(A) income statement items (whether positive or negative) attributable to any Person or property acquired in any Acquisition contemplated by the definition of "Permitted Acquisition" set forth in Section
1.1 shall, to the extent not otherwise included in such income statement items for the Credit Parties in accordance with GAAP or in accordance with any defined terms set forth in Section 1.1, be included to the extent relating to any period applicable in such calculations and to the extent and in the same manner as such items are included for the Credit Parties and (B) an adjustment shall be made to EBITDA for factually supportable and identifiable pro forma cost savings and/or increases for such period that are directly attributable to such Acquisition; provided that with respect to clause (B), (x) any such adjustments must be demonstrated in writing by the Borrower (with written support therefor) to the Administrative Agent at the time of the Acquisition and (y) cost savings in connection with an Acquisition (together with cost savings in connection with other Acquisitions consummated during the prior twelve months) shall not exceed ten percent (10%) of the last twelve months' EBITDA of the Credit Parties and their Subsidiaries (inclusive of permitted cost savings) without the consent of the Required Lenders.


                                   SECTION 2

                               CREDIT FACILITIES
                               -----------------

     2.1  Revolving Loans.

          (a) Revolving Loan Commitment. Subject to the terms and conditions set forth herein, each Lender severally agrees to make revolving loans (each a "Revolving Loan" and collectively the "Revolving Loans") to the Borrower, in Dollars, at any time and from time to time, during the period from and including the Effective Date to but not including the Revolving Loan Maturity Date (or such earlier date if the Revolving Committed Amount has been terminated as provided herein); provided, however, that (i) the sum of the aggregate amount of Revolving Loans outstanding plus the aggregate amount of LOC Obligations outstanding shall not exceed the Revolving Committed Amount and (ii) with respect to each individual
     Lender, the Lender's pro rata share of outstanding Revolving Loans plus such Lender's pro rata share of outstanding LOC Obligations shall not exceed such Lender's Revolving Loan Commitment Percentage of the Revolving Committed Amount. Subject to the terms of this Credit Agreement (including
     Section 3.3), the Borrower may borrow, repay and reborrow Revolving Loans.

          (b) Method of Borrowing for Revolving Loans. By no later than 11:00 a.m. (i) on the date of the requested borrowing of Revolving Loans that will be Base Rate Loans or (ii) three Business Days prior to the date of the requested borrowing of Revolving Loans that will be Eurodollar Loans, the Borrower shall telephone the Administrative Agent with the information described below as well as submit a written Notice of Borrowing in the form of Exhibit 2.1(b) to the Administrative Agent setting forth (A) the amount requested, (B) whether such Revolving Loans shall accrue interest at the Adjusted Base Rate or the Adjusted Eurodollar Rate, (C) with respect to Revolving Loans that will be Eurodollar Loans, the Interest Period applicable thereto and (D) certification that the Borrower has complied in all respects with Section 5.2. All Revolving Loans made on the Effective Date shall be Base Rate Loans unless the Lenders consent otherwise. Thereafter, all or any portion of such Revolving Loans may be converted into Eurodollar Loans in accordance with the terms of Section 2.5.

          (c) Funding of Revolving Loans. Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly inform the Lenders as to the terms thereof. Each Lender shall make its Revolving Loan Commitment Percentage of the requested Revolving Loans available to the Administrative Agent by 1:00 p.m. on the date specified in the Notice of Borrowing by deposit, in Dollars, of immediately available funds at the offices of the Administrative Agent at its principal office in Dallas, Texas or at such other address as the Administrative Agent may designate in writing. The amount of the requested Revolving Loans will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office of the Administrative Agent, to the extent the amount of such Revolving Loans are made available to the Administrative Agent.

          No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make Revolving Loans hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any such Revolving Loan that such Lender does not intend to make available to the Administrative Agent its portion of the Revolving Loans to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of such Revolving Loans, and the Administrative Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the

     Borrower at the applicable rate for such Revolving Loan pursuant to the Notice of Borrowing and (ii) from a Lender at the Federal Funds Rate.

          (d) Reductions of Revolving Committed Amount. Upon at least three Business Days' notice, the Borrower shall have the right to permanently reduce, without premium or penalty, all or part of the aggregate unused amount of the Revolving Committed Amount at any time or from time to time; provided that (i) each partial reduction shall be in an aggregate amount at least equal to $5,000,000 and in integral multiples of $1,000,000 above such amount and (ii) no reduction shall be made which would reduce the Revolving Committed Amount to an amount less than the aggregate amount of outstanding Revolving Loans plus the aggregate amount of outstanding LOC Obligations. Any reduction in (or termination of) the Revolving Committed Amount shall be permanent and may not be reinstated. The Administrative Agent shall immediately notify the Lenders of any reduction in the Revolving Committed Amount.

          (e) Revolving Notes. The Revolving Loans made by each Revolving Lender shall be evidenced by a duly executed promissory note of the Borrower to such Lender in an original principal amount equal to such Lender's Revolving Commitment Percentage of the Revolving Committed Amount and in substantially the form of Exhibit 2.1(e).

     2.2  Letter of Credit Subfacility.

          (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, the Issuing Lender shall from time to time upon request issue (from the Effective Date to the Revolving Loan Maturity Date and in a form reasonably acceptable to the Issuing Lender), in Dollars, and the LOC Participants shall participate in, Letters of Credit for the account of a Credit Party; provided, however, that (i) the aggregate amount of LOC Obligations shall not at any time exceed TEN MILLION DOLLARS ($10,000,000) (the "LOC Committed Amount"), (ii) the sum of the aggregate amount of LOC Obligations outstanding plus Revolving Loans outstanding shall not exceed the Revolving Committed Amount and (iii) with respect to each individual LOC Participant, the LOC Participant's pro rata share of outstanding Revolving Loans plus its pro rata share of outstanding LOC Obligations shall not exceed such LOC Participant's Revolving Loan Commitment Percentage of the Revolving Committed Amount. The Issuing Lender may require the issuance and expiry date of each Letter of Credit to be a Business Day. Each Letter of Credit shall be either (i) a standby letter of credit issued to support the obligations (including pension or insurance obligations), contingent or otherwise, of a Credit Party or any of its Subsidiaries or (ii) a commercial letter of credit in respect of the purchase of goods or services by a Credit Party in the ordinary course of business. Except as otherwise expressly agreed upon by all the LOC Participants, no Letter of Credit shall have an original expiry date more than one year from the date of issuance, or as extended, shall have an expiry date extending beyond the Revolving Loan Maturity Date. Each Letter of Credit shall comply with the related LOC Documents.

          (b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted to the Issuing Lender at least three Business Days prior to the requested date of issuance (or such shorter period as may be reasonably acceptable to the Issuing Lender). The Issuing Lender will, at least quarterly and more frequently upon request, provide to the Administrative Agent for dissemination to the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the account party, the beneficiary, the face amount, and the expiry date as well as any payments or expirations which may have occurred. The Issuing Lender will further provide to the Administrative Agent, promptly upon request, copies of the Letters of Credit and the other LOC Documents.

          (c)  Participations.

               (i) Each LOC Participant acknowledges and confirms that it has a Participation Interest in the liability of the Issuing Lender under each Existing Letter of Credit in an amount equal to its Revolving Loan Commitment Percentage of such Existing Letter of Credit. The Borrower's reimbursement obligations in respect of each Existing Letter of Credit, and each LOC Participant's obligations in connection therewith, shall be governed by the terms of this Credit Agreement.

               (ii) Each LOC Participant, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and each LOC Document related thereto and the rights and obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its Revolving Loan Commitment Percentage of the obligations under such Letter of Credit, and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its Revolving Loan Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each LOC Participant's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such LOC Participant shall pay to the Issuing Lender its Revolving Loan Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) or
          (e) hereof. The obligation of each LOC Participant to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower or any other Credit Party to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

          (d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly (but, in any event, not later than one Business Day after such drawing) notify the Borrower. Unless the Borrower shall upon receipt of such notice by the Issuing Lender notify the Issuing Lender of its intent to otherwise reimburse the Issuing Lender, the Borrower shall be deemed to have requested a Revolving Loan at the Adjusted Base Rate in the amount of the drawing, the proceeds of which will be used to satisfy the reimbursement obligations. The Borrower shall reimburse the Issuing Lender on the day it receives notice from the Issuing Lender of a drawing under any Letter of Credit with the proceeds of such Revolving Loan obtained hereunder or otherwise in same day funds as provided herein or in the LOC Documents. If the Borrower shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Base Rate plus the Applicable Percentage for the Base Rate Loans that are Revolving Loans plus an additional two percent (2%). The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of (but without waiver of) any rights of set-off, counterclaim or defense to payment the applicable account party or the Borrower may claim or have against an Issuing Lender, an Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation, any defense based on any failure of the applicable account party, the Borrower or any other Credit Party to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the LOC Participants of the amount of any unreimbursed drawing and each LOC Participant shall promptly pay to the Issuing Lender, in Dollars and in immediately available funds, the amount of such LOC Participant's Revolving Loan Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 12:00 Noon, otherwise such payment shall be made at or before 12:00 Noon on the Business Day next succeeding the day such notice is received. If such LOC Participant does not pay such amount to the Issuing Lender in full upon such request, such LOC Participant shall, on demand, pay to the Issuing Lender interest on the unpaid amount during the period from the date the LOC Participant received the notice regarding the unreimbursed drawing until such LOC Participant pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two Business Days of the date of drawing, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each LOC Participant's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a LOC Participant to the Issuing Lender, such LOC Participant shall, automatically and without any further action on the part of the Issuing Lender or such LOC Participant, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrower and the other Credit Parties with respect thereto.

          (e) Repayment with Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan borrowing to reimburse a drawing under a Letter of Credit (as set forth in clause (d) above), the Administrative Agent shall give notice to the applicable Lenders that a Revolving Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Revolving Loan borrowing comprised solely of Base Rate Loans (each such borrowing, a "Mandatory Borrowing") shall be immediately made from all applicable Lenders (without giving effect to any termination of the Commitments pursuant to Section 9.2) pro rata based on each Lender's respective Revolving Loan Commitment Percentage and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each such Lender hereby irrevocably agrees to make such Revolving Loans immediately upon any such request or deemed request on account of each such Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (i) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in
     Section 5.2 are then satisfied, (iii) whether a Default or Event of Default then exists, (iv) failure of any such request or deemed request for Revolving Loans to be made by the time otherwise required hereunder, (v) the date of such Mandatory Borrowing, or (vi) any reduction in the Revolving Committed Amount or any termination of the Commitments. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each such Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) its Participation Interest in the outstanding LOC Obligations; provided, further, that in the event any Lender shall fail to fund its Participation Interest on the day the Mandatory Borrowing would otherwise have occurred, then the amount of such Lender's unfunded Participation Interest therein shall bear interest payable to the Issuing Lender upon demand, at the rate equal to, if paid within two Business Days of such date, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

          (f) Modification and Extension. The issuance of any supplement, modification, amendment, renewal, or extensions to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

          (g) Uniform Customs and Practices. The Issuing Lender may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (Publication No. 500 or the most recent publication, the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

          (h) Responsibility of Issuing Lender. It is expressly understood and agreed as between the Lenders that the obligations of the Issuing Lender hereunder to the LOC Participants are only those expressly set forth in this Credit Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section 5.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.2 shall be deemed to prejudice the right of any LOC Participant to recover from the Issuing Lender any amounts made available by such LOC Participant to the Issuing Lender pursuant to this Section 2.2 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

          (i) Conflict with LOC Documents. In the event of any conflict between this Credit Agreement and any LOC Document, this Credit Agreement shall govern.

          (j) Indemnification of Issuing Lender.

               (i) In addition to its other obligations under this Credit Agreement, the Borrower hereby agrees to protect, indemnify, pay and save the Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions, herein called "Government Acts").

               (ii) As between the Borrower and the Issuing Lender, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Lender shall not be responsible for (except in the case of (A), (B) and (C) below if the Issuing Lender has actual knowledge to the contrary): (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of or the presentation for payment and honoring of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (G) any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

               (iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put the Issuing Lender under any resulting liability to the Borrower or any other Credit Party. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future Government Acts. The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

               (iv) Nothing in this subsection (j) is intended to limit the reimbursement obligation of the Borrower contained in this Section
          2.2. The obligations of the Borrower under this subsection (j) shall survive the termination of this Credit Agreement. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Credit Agreement.

               (v) Notwithstanding anything to the contrary contained in this subsection (j), the Borrower shall have no obligation to indemnify the Issuing Lender in respect of any liability incurred by the Issuing Lender arising out of the bad faith, gross negligence or willful misconduct of the Issuing Lender, as determined by a court of competent jurisdiction. Nothing in this Agreement shall relieve the Issuing Lender of any liability to the Borrower in respect of any action taken by the Issuing Lender which action constitutes bad faith, gross negligence or willful misconduct of the Issuing Lender or a violation of the UCP or Uniform Commercial Code (as applicable), as determined by a court of competent jurisdiction.

     2.3  Tranche A Term Loans.

          (a) Tranche A Term Loans. Subject to the terms and conditions set forth herein, each Tranche A Term Lender severally agrees, on the Effective Date, to make a term loan to the Borrower, in Dollars, in an amount equal to such Lender's Tranche A Term Loan Commitment Percentage of the Tranche A Term Loan Committed Amount; provided that the aggregate amount of such Tranche A Term Loans made on the Effective Date shall not exceed the Tranche A Term Loan Committed Amount. Once repaid, Tranche A Term Loans cannot be reborrowed.

          (b) Funding of Tranche A Term Loans. On the Effective Date, each Tranche A Term Lender will make its Tranche A Term Loan Commitment Percentage of the Tranche A Term Loan Committed Amount available to the Administrative Agent by deposit, in Dollars and in immediately available funds, at the offices of the Administrative Agent at its principal office in Dallas, Texas or at such other address as the Administrative Agent may designate in writing. The amount of the Tranche A Term Loans will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office of the Administrative Agent, to the extent the amount of such Tranche A Term Loans are made available to the Administrative Agent. All Tranche A Term Loans on the Effective Date shall be Base Rate Loans unless consented to otherwise by the Lenders. Thereafter, all or any portion of the Tranche A Term Loans may be converted into Eurodollar Loans in accordance with the terms of Section 2.5.

          No Tranche A Term Lender shall be responsible for the failure or delay by any other Tranche A Term Lender in its obligation to make a Tranche A Term Loan hereunder; provided, however, that the failure of any Tranche A Term Lender to fulfill its obligations hereunder shall not relieve any other Tranche A Term Lender of its obligations hereunder. If the Administrative Agent shall have received an executed signature page to this Credit Agreement (whether an original or via telecopy) from a Tranche A Term Lender, the Administrative Agent may assume that such Tranche A Term Lender has or will make the amount of its Tranche A Term Loans available to the Administrative Agent on the Effective Date, and the Administrative Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Tranche A Term Lender. If such Tranche A Term Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Tranche A Term Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for such Tranche A Term Loan and (ii) from a Tranche A Term Lender at the Federal Funds Rate.

          (c) Amortization. The principal amount of the Tranche A Term Loans shall be repaid in quarterly payments on the dates set forth below, with the remaining outstanding balance of the Tranche A Term Loans being due and payable on the Revolving Loan Maturity Date:

          Principal Amortization                  Tranche A Term Loan Principal
              Payment Dates                           Amortization Payment
          ----------------------                      --------------------
       June 30, 1999                                        $2,500,000
       September 30, 1999                                   $2,500,000
       December 31, 1999                                    $5,000,000
       March 31, 2000                                       $5,000,000
       June 30, 2000                                        $5,000,000
       September 30, 2000                                   $5,000,000
       December 31, 2000                                    $5,000,000
       March 31, 2001                                       $7,500,000
       June 30, 2001                                        $7,500,000
       September 30, 2001                                   $7,500,000
       December 31,2001                                     $7,500,000
       March 31, 2002                                       $7,500,000
       June 30, 2002                                        $7,500,000
       September 30, 2002                                   $7,500,000
       December 31,2002                                     $7,500,000
       March 31, 2003                                       $8,750,000
       June 30, 2003                                        $8,750,000
       September 30, 2003                                   $8,750,000
       Revolving Loan Maturity Date                         $8,750,000

          (d) Tranche A Term Notes.   The portion of the Tranche A Term Loans
     made by each Tranche A Term Lender shall be evidenced by a duly executed promissory note of the Borrower to such Lender in an original principal amount equal to such Lender's Tranche A Term Loan Commitment Percentage of the Tranche A Term Loan Committed Amount, and substantially in the form of
     Exhibit 2.3(d).

     2.4  Tranche B Term Loans.

          (a) Tranche B Term Loans. Subject to the terms and conditions set forth herein, each Tranche B Term Lender severally agrees, on the Effective Date, to make a term loan to the Borrower, in Dollars, in an amount equal to such Lender's Tranche B Term Loan Commitment Percentage of the Tranche B Term Loan Committed Amount; provided that the aggregate amount of such Tranche B Term Loans made on the Effective Date shall not exceed the Tranche B Term Loan Committed Amount. Once repaid, Tranche B Term Loans cannot be reborrowed.

          (b) Funding of Tranche B Term Loans. On the Effective Date, each Tranche B Term Lender will make its Tranche B Term Loan Commitment Percentage of the Tranche B Term Loan Committed Amount available to the Administrative Agent by deposit, in Dollars and in immediately available funds, at the offices of the Administrative Agent at its principal office in Dallas, Texas or at such other address as the Administrative Agent may designate in writing. The amount of the Tranche B Term Loans will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office of the Administrative Agent, to the extent the amount of such Tranche B Term Loans are made available to the Administrative Agent. All Tranche B Term Loans on the Effective Date shall be Base Rate Loans unless consented to otherwise by the Lenders. Thereafter, all or any portion of the Tranche B Term Loans may be converted into Eurodollar Loans in accordance with the terms of Section 2.5.

          No Tranche B Term Lender shall be responsible for the failure or delay by any other Tranche B Term Lender in its obligation to make a Tranche B Term Loan hereunder; provided, however, that the failure of any Tranche B Term Lender to fulfill its obligations hereunder shall not relieve any other Tranche B Term Lender of its obligations hereunder. If the Administrative Agent shall have received an executed signature page to this Credit Agreement (whether an original or via telecopy) from a Tranche B Term Lender, the Administrative Agent may assume that such Tranche B Term Lender has or will make the amount of its Tranche B Term Loans available to the Administrative Agent on the Effective Date, and the Administrative Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Tranche B Term Lender. If such Tranche B Term Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Tranche B Term Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for such Tranche B Term Loan and (ii) from a Tranche B Term Lender at the Federal Funds Rate.

          (c) Amortization. The principal amount of the Tranche B Term Loans shall be repaid in quarterly payments on the dates set forth below, with the remaining outstanding balance of the Tranche B Term Loans being due and payable on the Tranche B Term Loan Maturity Date:

          Principal Amortization                Tranche B Term Loan Principal
              Payment Dates                         Amortization Payment
          ----------------------                    --------------------
          June 30, 1999                                  $   316,667
          September 30, 1999                             $   316,667
          December 31, 1999                              $   316,667
          March 31, 2000                                 $   237,500
          June 30, 2000                                  $   237,500
          September 30, 2000                             $   237,500
          December 31, 2000                              $   237,500
          March 31, 2001                                 $   237,500
          June 30, 2001                                  $   237,500
          September 30, 2001                             $   237,500
          December 31,2001                               $   237,500
          March 31, 2002                                 $   237,500
          June 30, 2002                                  $   237,500
          September 30, 2002                             $   237,500
          December 31,2002                               $   237,500
          March 31, 2003                                 $   237,500
          June 30, 2003                                  $   237,500
          September 30, 2003                             $   237,500
          December 31,2003                               $   237,500
          March 31, 2004                                 $15,041,667
          June 30, 2004                                  $15,041,667
          September 30, 2004                             $15,041,667
          December 31, 2004                              $15,041,667
          March 31, 2005                                 $15,041,667
          Tranche B Term Loan Maturity Date              $15,041,664

       (d) Tranche B Term Notes. The portion of the Tranche B Term Loans made by each Tranche B Term Lender shall be evidenced by a duly executed promissory note of the Borrower to such Lender in an original principal amount equal to such Lender's Tranche B Term Loan Commitment Percentage of the Tranche B Term Loan Committed Amount, and substantially in the form of
     Exhibit 2.4(d).

     2.5  Continuations and Conversions.

     The Borrower shall have the option, on any Business Day, to continue existing Eurodollar Loans for a subsequent Interest Period, to convert Base Rate Loans into Eurodollar Loans or to convert Eurodollar Loans into Base Rate Loans; provided, however, that (i) each such continuation or conversion must be requested by the Borrower by telephone to the Administrative Agent followed by prompt submission of a written Notice of Continuation/Conversion, in the form of
Exhibit 2.5, in compliance with the terms set forth below, (ii) except as provided in Section 3.11, Eurodollar Loans may only be continued or converted into Base Rate Loans on the last day of the Interest Period applicable thereto,
(iii) Eurodollar Loans may not be continued nor may Base Rate Loans be converted into Eurodollar Loans during the existence and continuation of a Default or an Event of Default and (iv) any request to continue a Eurodollar Loan that fails to comply with the terms hereof or any failure to request a continuation of a Eurodollar Loan at the end of an Interest Period shall constitute a conversion to a Base Rate Loan on the last day of the applicable Interest Period. Each continuation or conversion must be requested by the Borrower no later than 11:00 a.m. (A) on the date for a requested conversion of a

Eurodollar Loan to a Base Rate Loan or (B) three Business Days prior to the date for a requested continuation of a Eurodollar Loan or conversion of a Base Rate Loan to a Eurodollar Loan, in each case by telephone to the Administrative Agent followed by a written Notice of Continuation/Conversion promptly submitted to the Administrative Agent which shall set forth (x) whether the Borrower intends to continue or convert such Loans and (y) if the request is to continue a Eurodollar Loan or convert a Base Rate Loan to a Eurodollar Loan, the Interest Period applicable thereto.

     2.6  Minimum Amounts.

     Each request for a borrowing, conversion or continuation shall be subject to the requirements that (a) each Eurodollar Loan shall be in a minimum amount of $1,000,000 and in integral multiples of $500,000 in excess thereof, (b) each Base Rate Loan shall be in a minimum amount of the lesser of $250,000 (and integral multiples of $100,000 in excess thereof) or the remaining amount available under the Revolving Committed Amount, and (c) no more than ten (10) Eurodollar Loans shall be outstanding hereunder at any one time. For the purposes of this Section, all Eurodollar Loans with the same Interest Periods that begin and end on the same date shall be considered as one Eurodollar Loan, but Eurodollar Loans with different Interest Periods, even if they begin on the same date, shall be considered as separate Eurodollar Loans.


                                   SECTION 3

         GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT
         ------------------------------------------------------------

     3.1  Interest.

          (a)  Interest.  Subject to the provisions of Section 3.1(b):

               (i) Base Rate Loans. During such periods as Loans shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Adjusted Base Rate.

               (ii) Eurodollar Loans. During such periods as Loans shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Adjusted Eurodollar Rate.

          (b) Default Rate of Interest. Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing (but not timely paid) hereunder or under the other Credit Documents (including without limitation fees and expenses) shall, at the election of the Required Lenders, bear interest, payable on demand, at a per annum rate equal to 2% plus the rate which would otherwise be applicable (or if no rate is applicable, then the rate for Revolving Loans that are Base Rate Loans plus two percent (2%) per annum).

          (c) Interest Payments. Interest on Loans shall be due and payable in arrears on each Interest Payment Date. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day.

     3.2  Place and Manner of Payments.

     All payments of principal, interest, fees, expenses and other amounts to be made by a Credit Party under this Agreement shall be received not later than 2:00 p.m. on the date when due, in Dollars and in immediately available funds, by the Administrative Agent at its offices in Dallas, Texas. Payments received after such time shall be deemed to have been received on the next Business Day. The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Administrative Agent, the Loans, Letters of Credit, fees or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall, subject to Section 3.7, distribute such payment to the Lenders in such manner as the Administrative Agent may reasonably deem appropriate). The Administrative Agent will distribute such payments to the applicable Lenders on the same Business Day if any such payment is received prior to 2:00 p.m.; otherwise the Administrative Agent will distribute such payment to the applicable Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day.

     3.3  Prepayments.

          (a) Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time without premium or penalty; provided, however, that (i) Eurodollar Loans may only be prepaid on three Business Days' prior written notice to the Administrative Agent,
     (ii) each such partial prepayment of Loans shall be in the minimum principal amount of $1,000,000 and integral multiples of $100,000 in excess thereof, and (iii) voluntary prepayments with respect to the Term Loans (A) shall be applied pro rata to the outstanding Tranche A Term Loans and the Tranche B Term Loans and (B) within each tranche, shall be applied pro rata with respect to each remaining Principal Amortization Payment; provided, however, one or more holders of the Tranche B Term Loans may decline to accept a voluntary prepayment under this Section 3.3(a) to the extent there are sufficient Tranche A Term Loans outstanding to be paid with such prepayment, in which case such declined prepayments shall be allocated (x) pro rata among the Tranche A Term Loans and the Tranche B Term Loans held by Lenders accepting such prepayments and (y) within each tranche, shall be applied pro rata with respect to each remaining Principal Amortization Payment. All prepayments under this Section shall be subject to Section
     3.14 and be accompanied by interest on the principal amount prepaid through the date of prepayment.

          (b)  Mandatory Prepayments.

               (i) Revolving Committed Amount. If at any time the sum of the aggregate amount of Revolving Loans outstanding plus LOC Obligations outstanding exceeds the Revolving Committed Amount, the Borrower shall immediately make a principal payment to the Administrative Agent in the manner and in an amount such that the sum of the aggregate amount of Revolving Loans outstanding plus LOC Obligations outstanding is less than or equal to the Revolving Committed Amount (to be applied as set forth in Section 3.3(c) below).

               (ii) Excess Cash Flow. Within 120 days after the end of each fiscal year of the Credit Parties, (A) for the fiscal year ending December 31, 1999, the Borrower shall make a prepayment of the Loans in an amount equal to 50% of the Excess Cash Flow earned during such fiscal year, and (B) for the fiscal year ending December 31, 2000 and thereafter, (x) if the Leverage Ratio as of the end of such fiscal year is greater than or equal to 3.0 to 1.0, the Borrower shall make a prepayment of the Loans in an amount equal to 50% of Excess Cash Flow earned during such fiscal year and (y) if the Leverage Ratio as of the end of such fiscal year is less than 3.0 to 1.0, the Borrower shall make a prepayment of the Loans in an amount equal to 25% of Excess Cash Flow earned during such fiscal year (all such prepayments to be applied as set forth in Section 3.3(c) below).

               (iii) Asset Sales. Immediately upon receipt by a Credit Party or any of its Subsidiaries of proceeds from any Asset Disposition, the Borrower shall forward an amount equal to 100% of the Net Cash Proceeds of such Asset Disposition to the Lenders as a prepayment of the Loans (to be applied as set forth in Section 3.3(c) below).

               (iv) Issuances of Equity or Parent PIK Debt. Immediately upon receipt by a Credit Party or any of its Subsidiaries of proceeds from any Equity Issuance or the issuance of Parent PIK Debt (A) if the Leverage Ratio as of the most recent fiscal quarter end is greater than or equal to 3.0 to 1.0, the Borrower shall forward 50% of the Net Cash Proceeds of such Equity Issuance or Parent PIK Debt to the Lenders as a prepayment of the Loans and (B) if the Leverage Ratio as of the most recent fiscal quarter end is less than 3.0 to 1.0, the Borrower shall forward 25% of the Net Cash Proceeds of such Equity Issuance or Parent PIK Debt to the Lenders as a prepayment of the Loans (all such prepayments to be applied as set forth in Section 3.3(c) below).

               (v) Issuance of Debt. Immediately upon receipt by a Credit Party or any of its Subsidiaries of proceeds from any Debt Issuance, the Borrower shall forward 100% of the Net Cash Proceeds of such Debt Issuance to the Lenders as a prepayment of the Loans (to be applied as set forth in Section 3.3(c) below).

          (c) Application of Prepayments. All amounts required to be paid pursuant to Section 3.3(b)(i) shall be applied first to Revolving Loans and second to a cash collateral account in respect of LOC Obligations. All amounts required to be paid pursuant to Sections 3.3(b)(ii), (iv), and (v) above shall be applied first, pro rata to the outstanding Tranche A Term Loans and the Tranche B Term Loans and within each tranche pro rata with respect to each remaining Principal Amortization Payment, until the Term Loans have been paid in full, second to the Revolving Loans (with a corresponding reduction in the Revolving Committed Amount), and third, to a cash collateral account in respect of LOC Obligations. All amounts required to be paid pursuant to Section 3.3(b)(iii) above shall be applied first, pro rata to (i) the outstanding Tranche A Term Loans and the Tranche B Term Loans and within each tranche pro rata with respect to each remaining Principal Amortization Payment, and (ii) the outstanding Revolving Loans (with a corresponding reduction in the Revolving Committed Amount), and second, to a cash collateral account in respect of LOC Obligations. Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments hereunder shall be subject to Section 3.14 and shall be accompanied by interest on the principal amount prepaid through the date of prepayment. One or more holders of the Tranche B Term Loans may decline to accept a mandatory prepayment under Sections 3.3(b)(ii), (iii), (iv), or (v) to the extent there are sufficient Tranche A Term Loans outstanding to be paid with such prepayment, in which case such declined prepayments shall be allocated pro rata among the Tranche A Term Loans and the Tranche B Term Loans held by Lenders accepting such prepayments.

     3.4  Fees.

          (a) Commitment Fees. In consideration of the Revolving Committed Amount being made available by the Lenders hereunder, the Borrower agrees to pay to the Administrative Agent, for the pro rata benefit of each applicable Lender (based on each Lender's Revolving Loan Commitment Percentage of the Revolving Committed Amount), a per annum fee equal to the Applicable Percentage for Commitment Fees multiplied by the Unused Commitment (the "Commitment Fees"). The Commitment Fees shall commence to accrue on the Effective Date and shall be due and payable in arrears on the last day of each fiscal quarter of the Borrower (as well as on the Revolving Loan Maturity Date and on any date that the Revolving Committed Amount is reduced) for the immediately preceding fiscal quarter (or portion thereof), beginning with the first of such dates to occur after the Closing Date.

          (b) Letter of Credit Fees. In consideration of the issuance of Letters of Credit hereunder, the Borrower agrees to pay to the Issuing Lender for the pro rata benefit of the applicable Lenders (based on each Lender's Revolving Loan Commitment Percentage of the Revolving Committed Amount), a per annum fee (the "Letter of Credit Fees") equal to the Applicable Percentage for the Letter of Credit Fees on the average daily maximum amount available to be drawn under each such Letter of Credit from the date of issuance to the date of expiration. The Letter of Credit Fees will be payable in arrears on the last day of each fiscal quarter of the Borrower (as well as on the Revolving Loan Maturity Date) for the immediately preceding fiscal quarter (or portion thereof), beginning with the first of such dates to occur after the Closing Date.

          (c) Issuing Lender Fees. In addition to the Letter of Credit Fees payable pursuant to clause (b) above, the Borrower shall pay to the Issuing Lender for its own account, without sharing by the other Lenders, (i) the customary charges from time to time to the Issuing Lender for its services in connection with the issuance, amendment, payment, transfer, administration, cancellation and conversion of, and drawings under, Letters of Credit, and (ii) a letter of credit fronting fee of 0.25% of the face amount of each Letter of Credit (collectively, the "Issuing Lender Fees").

          (d) Administrative Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, an annual fee in accordance with the terms of the Administrative Agent Fee Letter.

     3.5  Payment in full at Maturity.

     On the Revolving Loan Maturity Date, the entire outstanding principal balance of all Revolving Loans, Tranche A Term Loans and LOC Obligations, together with accrued but unpaid interest and all other sums owing with respect thereto, shall be due and payable in full, unless accelerated sooner pursuant to
Section 9.2. On the Tranche B Term Loan Maturity Date, the entire outstanding principal balance of all Tranche B Term Loans, together with accrued but unpaid interest and all other sums owing with respect thereto, shall be due and payable in full, unless accelerated sooner pursuant to Section 9.2.


     3.6  Computations of Interest and Fees.

          (a) Except for Base Rate Loans, in which case interest shall be computed on the basis of a 365 or 366 day year as the case may be, all computations of interest and fees hereunder shall be made on the basis of the actual number of days elapsed over a year of 360 days. Interest shall accrue from and include the date of borrowing (or continuation or conversion) but exclude the date of payment.

          (b) It is the intent of the Lenders and the Credit Parties to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Lenders and the Borrower are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged, or received under this Credit Agreement, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under applicable law. If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such documents shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document. If any Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable law and which would, apart from this provision, be in excess of the maximum lawful amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans. The right to demand payment of the Loans or any other indebtedness evidenced by any of the Credit Documents does not include the right to accelerate the payment of any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such indebtedness does not exceed the maximum nonusurious amount permitted by applicable law.

     3.7  Pro Rata Treatment.

     Except to the extent otherwise provided herein:

          (a) Loans. Each Revolving Loan borrowing (including, without limitation, each Mandatory Borrowing), each payment or prepayment of principal of any Loan, each payment of fees (other than the Issuing Lender Fees retained by the Issuing Lender for its own account and the Administrative Fees retained by the Administrative Agent for its own account), each reduction of the Revolving Committed Amount, and each conversion or continuation of any Loan, shall (except as otherwise provided in Section 3.11) be allocated pro rata among the relevant Lenders in accordance with the respective Revolving Loan Commitment Percentages, Tranche A Term Loan Commitment Percentages or Tranche B Term Loan Commitment Percentages of such Lenders (or, if the Commitments of such Lenders have expired or been terminated, in accordance with the respective principal amounts of the outstanding Loans and Participation Interests of such Lenders); provided that, if any Lender shall have failed to pay its applicable pro rata share of any Loan, then any amount to which such Lender would otherwise be entitled pursuant to this subsection (a) shall instead be payable to the Administrative Agent until the share of such Loan not funded by such Lender has been repaid; provided further, that in the event any amount paid to any Lender pursuant to this subsection (a) is rescinded or must otherwise be returned by the Administrative Agent, each Lender shall, upon the request of the Administrative Agent, repay to the Administrative Agent the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the Administrative Agent until the date the Administrative Agent receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate plus two percent (2%) per annum; and

          (b) Letters of Credit. Each payment of unreimbursed drawings in respect of LOC Obligations shall be allocated to each LOC Participant pro rata in accordance with its Revolving Loan Commitment Percentage; provided that, if any LOC Participant shall have failed to pay its applicable pro rata share of any drawing under any Letter of Credit, then any amount to which such LOC Participant would otherwise be entitled pursuant to this subsection (b) shall instead be payable to the Issuing Lender until the share of such unreimbursed drawing not funded by such Lender has been repaid; provided further, that in the event any amount paid to any LOC Participant pursuant to this subsection (b) is rescinded or must otherwise be returned by the Issuing Lender, each LOC Participant shall, upon the request of the Issuing Lender, repay to the Administrative Agent for the account of the Issuing Lender the amount so paid to such LOC Participant, with interest for the period commencing on the date such payment is returned by the Issuing Lender until the date the Issuing Lender receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate plus two percent (2%) per annum.

     3.8  Sharing of Payments.

     The Lenders agree among themselves that, except to the extent otherwise provided herein, in the event that any Lender shall obtain payment in respect of any Loan, unreimbursed drawing with respect to any LOC Obligations or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly pay in cash or purchase from the other Lenders a participation in such Loans, LOC Obligations, and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by payment in cash or a repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan, LOC Obligation or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or an Agent shall fail to remit to an Agent or any other Lender an amount payable by such Lender or such Agent to such Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to such Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this
Section 3.8 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.8 to share in the benefits of any recovery on such secured claim.

     3.9  Capital Adequacy.

          (a) If, after the date hereof, any Lender has determined that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender, or its parent corporation, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's (or parent corporation's) capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender, or its parent corporation, could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's (or parent corporation's) policies with respect to capital adequacy), then, upon written notice from such Lender to the Borrower (together with documentation supporting such claim; provided that failure to provide such documentation shall not impair a Lender's claim hereunder), the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

          (b) Each Lender shall promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the Closing Date, which will entitle such Lender to compensation pursuant to this Section and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section shall furnish to the Borrower and the Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. Notwithstanding anything to the contrary contained herein, the Borrower shall not be required to make any payments to any Lender or the Administrative Agent pursuant to this Section relating to any period of time which is greater than 180 days prior to such Person's request for additional payment except for retroactive application of such law, rule or regulation, in which case the Borrower is required to make such payments so long as such Person makes a request therefor within 180 days after the public announcement of such retroactive application.

     3.10 Inability To Determine Interest Rate.

     If prior to the first day of any Interest Period, the Administrative Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter, and will also give prompt written notice to the Borrower when such conditions no longer exist. If such notice is given (a) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (b) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Base Rate Loans and (c) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice is withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Loans.

     3.11 Illegality.

     Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Credit Agreement, (a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert a Base Rate Loan to Eurodollar Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurodollar Loan is requested and (c) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days or the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.14.

     3.12 Requirements of Law.

     If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):

          (a) shall subject such Lender to any tax of any kind whatsoever with respect to any Letter of Credit, any Eurodollar Loans made by it or its obligation to make Eurodollar Loans, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 3.13 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under Section 3.13(b)) and changes in taxes measured by or imposed upon the overall net income, or franchise taxes, branch taxes, taxes on doing business or taxes on capital or net worth (imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof);

          (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

          (c) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from such Lender, through the Administrative Agent, in accordance herewith, the Borrower shall be obligated to promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) for such increased cost or reduced amount receivable, provided that, in any such case, the Borrower may elect to convert the Eurodollar Loans made by such Lender hereunder to Base Rate Loans by giving the Administrative Agent at least one Business Day's notice of such election, in which case the Borrower shall promptly pay to such Lender, upon demand, without duplication, such amounts, if any, as may be required pursuant to Section 3.14. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 3.12, it shall provide prompt notice thereof to the Borrower, through the Administrative Agent, certifying (x) that one of the events described in this Section 3.12 has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this Section 3.12 submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive and binding on the parties hereto in the absence of manifest error. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder. Notwithstanding anything to the contrary contained herein, the Borrower shall not be required to make any payments to any Lender or the Administrative Agent pursuant to this Section relating to any period of time which is greater than 180 days prior to such Person's request for payment, except for retroactive application of such law, rule or regulation, in which case the Borrower is required to make such payments so long as such Person makes a request therefor within 180 days after the public announcement of such retroactive application.

     3.13 Taxes.

          (a) Except as provided below in this Section 3.13, all payments made by the Borrower under this Credit Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any court, or governmental body, agency or other official, excluding taxes measured by or imposed upon the net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Credit Agreement or any Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to an Agent or any Lender hereunder or under any Notes, (A) the amounts so payable to an Agent or such Lender shall be increased to the extent necessary to yield to an Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement and any Notes, provided, however, that the Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this Section 3.13 whenever any Non-Excluded Taxes are payable by the Borrower, and (B) as promptly as possible after requested the Borrower shall send to such Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof or other documentation reasonably acceptable to such Agent. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agents and any Lender for any incremental Non-Excluded Taxes, interest or penalties that may become payable by an Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

          (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

               (i) (A) on or before the date of any payment by the Borrower under this Credit Agreement or Notes to such Lender, deliver to the Borrower and the

          Administrative Agent (x) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Credit Agreement and any Notes without deduction or withholding of any United States federal income taxes and (y) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

                    (B) deliver to the Borrower and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                    (C) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent; or

               (ii) in the case of any such Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (A) represent to the Borrower (for the benefit of the Borrower and the Agents) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (B) agree to furnish to the Borrower, on or before the date of any payment by the Borrower, with a copy to the Administrative Agent, two accurate and complete original signed copies of Internal Revenue Service Form W-8, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Internal Revenue Code with respect to payments to be made under this Credit Agreement and any Notes (and to deliver to the Borrower and the Administrative Agent two further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Administrative Agent for filing and completing such forms), and (C) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Agents) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Credit Agreement and any Notes.

     Notwithstanding the above, if any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent, then such Lender shall be exempt from such requirements. Each Person that shall become a Lender or a participant of a Lender pursuant to Section 11.3 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection (b); provided that in the case of a participant of a Lender, the obligations of such participant of a Lender pursuant to this subsection (b) shall be determined as if the participant of a Lender were a Lender except that such participant of a Lender shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

     3.14 Compensation.

     The Borrower promises to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Credit Agreement,
(b) default by the Borrower in making any prepayment of a Eurodollar Loan after the Borrower has given a notice thereof in accordance with the provisions of this Credit Agreement and (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto.
Such indemnification may include an amount equal to (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) minus
(ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. Upon the request of the Borrower, any Lender requesting indemnification under this Section 3.14 shall provide written support for such claim; provided that failure to provide such written support shall not impair a Lender's claim hereunder. The agreements in this Section shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

     3.15 Substitution of Lender.

     If (a) the obligation of any Lender to make Eurodollar Loans has been suspended pursuant to Section 3.11, (b) any Lender has demanded compensation under Section 3.9, 3.11, 3.12 or 3.13, (c) any Lender has failed to fund its pro rata portion of a Loan in accordance with the terms of Sections 2.1(c), 2.3(b) or 2.4(b) or (d) any Lender fails to otherwise fulfill its obligations under the Credit Documents (as such obligations may be amended from time to time in accordance with Section 11.6), the Borrower shall have the right, with the assistance of the Administrative Agent, to seek a mutually satisfactory substitute lender or lenders. Any substitution under this Section 3.15 may be accomplished, at the Borrower's option, either (i) by the replaced Lender assigning its rights and obligations hereunder to a replacement lender or lenders pursuant to Section 11.3(b) at a mutually agreeable price or (ii) by the Borrower's prepaying all outstanding Loans and LOC Obligations from the replaced Lender and terminating such Lender's Commitment on a date specified in a notice delivered to the Administrative Agent and the replaced Lender at least three Business Days before the date so specified (and compensating such Lender for any resulting funding losses as provided in Section
3.14 but otherwise without premium or penalty) and concurrently a replacement Lender or Lenders assuming a Commitment in an amount equal to the Commitment being terminated and making Loans in the same aggregate amount and having the same maturity date or dates, respectively, as the Loans being prepaid, all pursuant to documents reasonably satisfactory to the Administrative Agent (and in the case of any document to be signed by the replaced Lender, reasonably satisfactory to such Lender). No such substitution shall relieve the Borrower of its obligations to compensate and/or indemnify the replaced Lender as required by Section 3.9, 3.11, 3.12, 3.13 or 3.14 with respect to the period before it is replaced and to pay all accrued interest, accrued fees and other amounts owing to the replaced Lender hereunder (subject to offset for amounts paid by Borrower in connection with a Lender's failure to fund). Notwithstanding anything to the contrary contained herein, the Borrower shall not be required to make any payments to any Lender or the Administrative Agent pursuant to this Section relating to any period of time which is greater than 180 days prior to such Person's request for payment.

     3.16 Evidence of Debt.

          (a) Each Lender shall maintain an account or accounts evidencing each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Credit Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

          (b) The Administrative Agent shall maintain the Register pursuant to
     Section 11.3(c), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount, type and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder, and (iii) the amount of any sum received by the Administrative Agent hereunder from or for the account of the Borrower and each Lender's share thereof, if any. The Administrative Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

          (c) The entries made in the accounts, Register and subaccounts maintained pursuant to subsection (b) of this Section 3.16 (and, if consistent with the entries of the Administrative Agent, subsection (a)) shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register, or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay the Loans made by such Lender in accordance with the terms hereof.

                                   SECTION 4

                                   GUARANTY

     4.1  Guaranty of Payment.

     Subject to Section 4.7 below, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Lender, each Affiliate of Lender that enters into a Hedging Agreement and the Agents the prompt payment of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise). This Guaranty is a guaranty of payment and not of collection and is a continuing guaranty and shall apply to all Credit Party Obligations whenever arising.

     4.2  Obligations Unconditional.

     The obligations of the Guarantors hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or the Hedging Agreements, or any other agreement or instrument referred to therein, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each Guarantor agrees that this Guaranty may be enforced by the Lenders without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Notes or any other of the Credit Documents or any collateral, if any, hereafter securing the Credit Party Obligations or otherwise and each Guarantor hereby waives the right to require the Lenders to proceed against the Borrower or any other Person (including a co-guarantor) or to require the Lenders to pursue any other remedy or enforce any other right. Each Guarantor further agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor of the Credit Party Obligations for amounts paid under this Guaranty until such time as the Lenders (and any Affiliates of Lenders entering into Hedging Agreements) have been paid in full, all Commitments under the Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents. Each Guarantor further agrees that nothing contained herein shall prevent the Lenders from suing on the Notes or any of the other Credit Documents or any of the Hedging Agreements or foreclosing its security interest in or Lien on any collateral, if any, securing the Credit Party Obligations or from exercising any other rights available to it under this Credit Agreement, the Notes, any other of the Credit Documents, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any of any Guarantor's obligations hereunder; it being the purpose and intent of each Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither any Guarantor's obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Borrower or by reason of the bankruptcy or insolvency of the Borrower. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Credit Party Obligations and notice of or proof of reliance of by any Agent or any Lender upon this Guarantee or acceptance of this Guarantee. The Credit Party Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee. All dealings between the Borrower and any of the Guarantors, on the one hand, and the Agents and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantors further agree to all rights of set-off as set forth in Section 11.2.

     4.3  Modifications.

     Each Guarantor agrees that (a) all or any part of the Collateral now or hereafter held for the Credit Party Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) the Lenders shall not have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances now or hereafter held, if any, for the Credit Party Obligations or the properties subject thereto; (c) the time or place of payment of the Credit Party Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) the Borrower and any other party liable for payment under the Credit Documents may be granted indulgences generally; (e) any of the provisions of the Notes or any of the other Credit Documents may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of the Borrower or any other party liable for the payment of the Credit Party Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Credit Party Obligations, all without notice to or further assent by such Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

     4.4  Waiver of Rights.

     Each Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this Guaranty by the Lenders and of all extensions of credit to the Borrower by the Lenders; (b) presentment and demand for payment or performance of any of the Credit Party Obligations; (c) protest and notice of dishonor or of default (except as specifically required in the Credit Agreement) with respect to the Credit Party Obligations or with respect to any security therefor; (d) notice of the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Credit Party Obligations, or the Lenders' subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; (e) all other notices to which such Guarantor might otherwise be entitled; and (f) demand for payment under this Guaranty.

     4.5  Reinstatement.

     The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Credit Party Obligations is rescinded or must be otherwise restored by any holder of any of the Credit Party Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Agents and each Lender promptly upon demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by an Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law. Upon the request of the Borrower, an Agent or a Lender will provide written support for any claim made pursuant to this Section 4.5; provided that failure to provide such written support shall not impair a Lender's or an Agent's claim hereunder.

     4.6  Remedies.

     The Guarantors agree that, as between the Guarantors, on the one hand, and the Agents and the Lenders, on the other hand, the Credit Party Obligations may be declared to be forthwith due and payable as provided in Section 9 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 9) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Credit Party Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Credit Party Obligations being deemed to have become automatically due and payable), such Credit Party Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Security Agreement and the other Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

     4.7  Limitation of Guaranty.

     Notwithstanding any provision to the contrary contained herein or in any of the other Credit Documents, to the extent the obligations of any Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

     4.8  Rights of Contribution.

     The Credit Parties agree among themselves that, in connection with payments made hereunder, each Credit Party shall have contribution rights against the other Credit Parties as permitted under applicable law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of the Credit Parties under the Credit Documents and no Credit Party shall exercise such rights of contribution until all Credit Party Obligations (other than any such obligations which by the terms thereof are stated to survive termination of the Credit Documents) have been paid in full and the Commitments terminated.

                                   SECTION 5

                             CONDITIONS PRECEDENT
                             --------------------

     5.1  Closing Conditions.

     The obligation of the Lenders to enter into this Credit Agreement and make the initial Extension of Credit is subject to satisfaction (or waiver by the Administrative Agent with the consent of the Required Lenders) of the following conditions:

          (a) Executed Credit Documents. Receipt by the Administrative Agent of duly executed copies of: (i) this Credit Agreement; (ii) the Notes; (iii) the Collateral Documents; and (iv) all other Credit Documents, each in form and substance reasonably acceptable to the Administrative Agent and the Lenders; provided that, receipt by the Administrative Agent of an executed signature page to this Credit Agreement from a Lender shall be deemed approval by such Lender of the form and substance of the Credit Documents.

          (b)  Authority Documents.

               (i) With respect to each Credit Party that is a corporation, receipt by the Administrative Agent of the following:

                    (A) Charter Documents.  Copies of the articles or
               certificates of incorporation or other charter documents of such Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Effective Date.

                    (B) Bylaws.  A copy of the bylaws of such Credit Party
               certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Effective Date.

                    (C) Resolutions.  Copies of resolutions of the Board of
               Directors of such Credit Party approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the Effective Date.

                    (D) Good Standing.  Copies of certificates of good standing, existence or its equivalent with respect to such Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing could reasonably be expected to have a Material

               Adverse Effect on the business or operations of such Credit Party in such jurisdiction.

                    (E) Incumbency.  An incumbency certificate of such Credit
               Party certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Effective Date.

               (ii) With respect to each Credit Party that is a limited liability company, receipt by the Administrative Agent of the following:

                    (A) Certificate of Formation.  A copy of the certificate of formation of such Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or jurisdiction of its formation and certified by the sole member of such Credit Party to be true and correct as of the Effective Date.

                    (B) LLC Agreement.  A copy of the limited liability company or operating agreement of such Credit Party certified by the sole member of such Credit Party to be true and correct as of the Effective Date.

                    (C) Resolutions.  Copies of resolutions approving and
               adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by the sole member of such Credit Party to be true and correct and in force and effect as of the Effective Date.

                    (D) Good Standing.  Copies of certificates of good standing, existence or its equivalent with respect to such Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of formation and each other jurisdiction in which the failure to so qualify and be in good standing could have a Material Adverse Effect on the business or operations of such Credit Party in such jurisdiction.

                    (E) Incumbency.  An incumbency certificate of such Credit
               Party certified by the sole member of such Credit Party to be true and correct as of the Effective Date.

          (c) Opinion of Counsel. Receipt by the Administrative Agent of an opinion or opinions from legal counsel to the Credit Parties (which shall cover, among other things, authority, legality, validity, binding effect, and enforceability of the Credit Documents and the Merger Agreement and the attachment, perfection, and validity of Liens), reasonably satisfactory to the Administrative Agent, addressed to the Administrative Agent and the Lenders and dated as of the Effective Date.

          (d) Financial Statements. Receipt by the Lenders of such financial information regarding the Credit Parties and their Subsidiaries (including without limitation Peoples) as they may request, including, but not limited to, (i) the consolidated financial statements of the Borrower and its Subsidiaries and Peoples and its Subsidiaries for their three most recently ended fiscal years, including balance sheets, income statements and cash flow statements audited by independent public accountants of recognized national standing and prepared in accordance with GAAP, (ii) the Form 10-Q filed with the Securities Exchange Commission by the Borrower and its Subsidiaries and Peoples and its Subsidiaries for the three-month, six-month and nine-month periods ended March 31, 1998, June 30, 1998 and September 30, 1998, as applicable, (iii) interim unaudited monthly financial statements for the Borrower and its Subsidiaries and Peoples and its Subsidiaries, prepared in accordance with GAAP (subject to normal year-end adjustments and the absence of footnotes), for the trailing twelve-months ended as of the most recently available month end prior to the Closing Date, and (iv) pro forma projected quarterly financial statements of the Borrower and its Subsidiaries and Peoples and its Subsidiaries for the first four fiscal quarters following the Closing Date, which (A) assume that the Peoples Merger has been consummated, (B) give effect to the Loans contemplated hereby and (C) reflect estimated accounting adjustments as a consequence thereof.

          (e) Peoples Merger. (i) Receipt by the Administrative Agent of evidence that the Borrower or a Subsidiary of the Borrower has merged with Peoples and that the shares of the Parent have been exchanged for the shares of Peoples for consideration acceptable to the Administrative Agent;
     (ii) the Administrative Agent's satisfactory review of the executed Merger Agreement (including all exhibits and schedules thereto), which shall not be altered, amended or supplemented, or any condition or provision waived, without the prior written consent of the Administrative Agent, such consent not to be unreasonably withheld; (iii) the Merger Agreement shall have been consummated in accordance with the terms thereof and in compliance with applicable law and all necessary regulatory approvals; and (iv) receipt and satisfactory review by the Administrative Agent of such other information regarding the Peoples Merger and Peoples as the Administrative Agent may reasonably require.

          (f) Ownership and Capital Structure. Receipt of evidence and information satisfactory to the Administrative Agent regarding (i) the documentation to be entered into by and among the Credit Parties, their shareholders, and/or any officers, directors or managers of any Credit Parties relating to the Peoples Merger and the transactions in connection therewith and with this Agreement, and (ii) the capital and ownership structure of the Credit Parties and their Subsidiaries after giving effect to the Peoples Merger and the transactions in connection therewith and with this Agreement.

          (g) Peoples' 12.25% Senior Notes Due 2002. Receipt of evidence satisfactory to the Administrative Agent that 100% of the $100 million aggregate outstanding principal amount of Peoples' 12.25% Senior Notes due 2002 have been tendered pursuant to a tender offer on terms reasonably satisfactory to the Administrative Agent in its reasonable discretion.

          (h) Personal Property Collateral. The Collateral Agent shall have received, in form and substance reasonably satisfactory to the Collateral
     Agent:

               (i) searches of Uniform Commercial Code ("UCC") filings in the jurisdiction of the chief executive office of each Credit Party and each jurisdiction where any Collateral is located and where a filing would need to be made in order to perfect the Lenders' security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

               (ii) duly executed UCC financing statements for each appropriate jurisdiction as is necessary, in the Collateral Agent's sole discretion, to perfect the Lenders' security interest in the Collateral;

               (iii) searches of ownership of intellectual property in the appropriate governmental offices as requested by the Collateral Agent and such patent, trademark and copyright filings as requested by the Collateral Agent;

               (iv) all stock certificates evidencing the stock pledged to the Collateral Agent pursuant to the Pledge Agreements (other than the shares evidencing the ownership of Peoples), together with duly executed in blank undated stock powers attached thereto (it being understood that such pledged stock shall not include the shares of common stock of Global Telecommunications Solutions and of Shared Technologies Cellular, Inc. owned by Peoples immediately prior to the Peoples Merger); and

               (v) all instruments and chattel paper in the possession of a Credit Party, as required by the Security Agreement, together with allonges or assignments as may be necessary to perfect the Lenders' security interest in such Collateral.

          (i) Evidence of Insurance. Receipt by the Collateral Agent of copies of certificates of insurance of the Credit Parties evidencing liability and casualty insurance meeting the requirements set forth in the Credit Documents, including, but not limited to, naming the Collateral Agent as additional insured or loss payee on behalf of the Lenders.

          (j) Consents.  Receipt by the Administrative Agent of evidence that
     (A) all governmental, shareholder and third party consents (including Hart-Scott-Rodino clearance) and approvals necessary in connection with the Peoples Merger and the related financings and transactions contemplated thereby and hereby have been received, (B) all waiting periods applicable to any of the Credit Parties in connection with the Peoples Merger have expired without any action being taken by any Person that could restrain, prevent or impose any material adverse condition on any Credit Party (including, without limitation, Peoples), and (C) no condition or Requirement of Law exists which could reasonably be likely to restrain, prevent or impose any material adverse conditions on the Peoples Merger or ownership of Peoples by the Borrower or the financings or other transactions contemplated hereby.

          (k) Litigation. There shall not exist any pending or, to the knowledge of any Credit Party, threatened action, suit, investigation or proceeding against a Credit Party or any of their Subsidiaries that could reasonably be expected to have a Material Adverse Effect; provided, however, (i) the pendency, prior to final determination, of any appeal or reconsideration on remand of the Second Report and Order issued by the Federal Communications Commission in CC Docket No. 96-128, Implementation of Pay Telephone Reclassification and Compensation Provisions of the Telecommunications Act of 1996, which was released on October 9, 1997, and
     (ii) the existence (based on the facts known to the Lenders as of the Closing Date), in and of itself, of the litigation between Davel, Davel Holdings, Inc., Peoples Telephone Company, Inc. and Phonetel Technologies, Inc. (Docket No. 16675, Court of Chancery, State of Delaware, Newcastle County) shall not constitute a Material Adverse Effect for purposes of this
     Section 5.1(k) or Section 5.1(p).

          (l) Officer's Certificates. The Administrative Agent shall have received a certificate or certificates executed by a Responsible Officer of the Borrower as of the Effective Date stating that, among other things, (i) the Credit Parties and each of their Subsidiaries are in compliance with all existing material financial obligations after giving effect to the Peoples Merger and the transactions contemplated hereby, (ii) no action, suit, investigation or proceeding is pending or, to the knowledge of any Credit Party, threatened in any court or before any arbitrator or governmental instrumentality that purports to affect the Credit Parties, any of their Subsidiaries or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could reasonably be expected to have a Material Adverse Effect; provided, however, (a) the pendency, prior to final determination, of any appeal or reconsideration on remand of the Second Report and Order issued by the Federal Communications Commission in CC Docket No. 96-128, Implementation of Pay Telephone Reclassification and Compensation Provisions of the Telecommunications Act of 1996, which was released on October 9, 1997, and
     (b) the existence (based on the facts known to the Lenders as of the Closing Date), in and of itself, of the litigation between Davel, Davel Holdings, Inc., Peoples Telephone Company, Inc. and Phonetel Technologies, Inc. (Docket No. 16675, Court of Chancery, State of Delaware, Newcastle County) shall not constitute a Material Adverse Effect, (iii) the financial statements and information delivered to the Administrative Agent on or before the Effective Date were prepared in good faith and in accordance with GAAP (subject, for financial statements other than year-end financial statements, to normal year-end adjustments and the absence of footnotes),
     (iv) since December 31, 1997, there has been no development or event relating to or affecting a Credit Party or any of its Subsidiaries which has had or would be reasonably expected to have a Material Adverse Effect; provided, however, (a) the pendency, prior to final determination, of any appeal or reconsideration on remand of the Second Report and Order issued by the Federal Communications Commission in CC Docket No. 96-128, Implementation of Pay Telephone Reclassification and Compensation Provisions of the Telecommunications Act of 1996, which was released on October 9, 1997, and (b) the existence (based on the facts known to the Lenders as of the Closing Date), in and of itself, of the litigation between Davel, Davel Holdings, Inc., Peoples Telephone Company, Inc. and Phonetel Technologies, Inc. (Docket No. 16675, Court of Chancery, State of Delaware, Newcastle County) shall not constitute a Material Adverse Effect,
     (v) the Peoples Merger has been
     consummated in accordance with the terms of the Merger Agreement and is effective, (vi) as of the Effective Date, each of the representations and warranties made in the Merger Agreement by each of the parties thereto is true and correct in all material respects and (vii) immediately after giving effect to the Peoples Merger, this Credit Agreement, the other Credit Documents and all the transactions contemplated therein to occur on such date, (A) each Credit Party and each of their Subsidiaries is Solvent,
     (B) no Default or Event of Default exists, (C) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and (D) the Credit Parties are in compliance with each of the financial covenants set forth in Section 7.2.

          (m) Transfers of FCC Licenses and State Licenses. Unless the failure to do so would not cause or be reasonably expected to cause a Material Adverse Effect, (i) all necessary FCC Licenses and State Licenses with respect to the Telephones to be acquired in connection with the Peoples Merger shall be in full force and effect and all conditions to the transfer of such FCC Licenses and State Licenses shall have been satisfied, (ii) the FCC Consents and State Consents shall have been obtained and (iii) the FCC Consents and State Consents and all other Governmental Approvals from the FCC and any state in which a Telephone is located required in connection with the Peoples Merger shall not have been reversed, stayed, enjoined, set aside, annulled or suspended and the time for filing a request for administrative or judicial relief with respect to such consent, or for instituting administrative review thereof sua sponte, shall have expired without any such filing having been made or notice of such review having been issued, or, in the event of such filing or review sua sponte, such filing or review sua sponte shall have been disposed of favorably to the grant of such consent and the time for seeking further relief with respect thereto shall have expired without any request for such further relief having been filed.

          (n) Fees and Expenses. Payment by the Credit Parties of the fees and expenses owed by them, as set forth in the Fee Letters.

          (o) Compliance with Regulations U, T and X. Receipt by the Administrative Agent of evidence that the Credit Parties and their Subsidiaries are in compliance with all applicable requirements of Regulations U, T and X of the Board of Governors of the Federal Reserve System.

          (p) Material Adverse Effect. No Material Adverse Effect and no material adverse change in the facts and information regarding the Credit Parties and their Subsidiaries provided to the Agents and the Lenders shall have occurred since December 31, 1997.

          (q) Prior Credit Agreements. Receipt by the Administrative Agent of evidence that: (i) (A) the Credit Agreement, dated as of February 3, 1998, among Davel, NationsBank, N.A., as administrative agent, SunTrust Bank, Tampa Bay, as documentation agent, LaSalle National Bank, as co-agent and the lenders party thereto and (B) the Fourth Amended and Restated Loan and Security Agreement, dated as of July 10, 1995, among Peoples, Bank Austria Creditanstalt Corporate Finance, Inc., the assignee of Creditanstalt-Bankverein, as agent and the lenders party thereto (as amended or modified from time to time, collectively the "Prior Credit Agreements"), and all documents executed or delivered in connection with the Prior Credit Agreements, have been terminated, and (ii) all amounts owing in connection with the Prior Credit Agreements have been paid in full on the Effective Date and all liens granted in connection therewith have been or are agreed to be released upon such repayment in full.

          (r) Other. Receipt and satisfactory review by the Administrative Agent and its counsel of such other documents, instruments, agreements or information as reasonably and timely requested by the Administrative Agent or its counsel or any Lender, including, but not limited to, shareholder agreements and information regarding management of the Credit Parties and their Subsidiaries, litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership and contingent liabilities of the Credit Parties and their Subsidiaries (including without limitation such information regarding Peoples as the Administrative Agent or its counsel may reasonably request).

     5.2  Conditions to All Extensions of Credit.
          --------------------------------------

     In addition to the conditions precedent stated elsewhere herein, the Lenders shall not be obligated to make Loans nor shall an Issuing Lender be required to issue or extend a Letter of Credit unless:

          (a) Notice. The Borrower shall have delivered (i) in the case of any new Revolving Loan, a Notice of Borrowing, duly executed and completed, by the time specified in Section 2.1 and (ii) in the case of any Letter of Credit, the Issuing Lender shall have received an appropriate request for issuance in accordance with the provisions of Section 2.2.

          (b) Representations and Warranties. The representations and warranties made by the Credit Parties in any Credit Document are true and correct in all material respects at and as if made as of such date except to the extent they expressly relate to an earlier date;

          (c) No Default. No Default or Event of Default shall exist or be continuing either prior to or after giving effect thereto; and

          (d) Availability. Immediately after giving effect to the making of a Loan (and the application of the proceeds thereof) or to the issuance of a Letter of Credit, as the case may be, the sum of the Revolving Loans outstanding plus LOC Obligations outstanding shall not exceed the Revolving Commitment Amount.

The delivery of each Notice of Borrowing and each request for a Letter of Credit shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (b), (c) and (d) above.

                                   SECTION 6

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     The Credit Parties hereby represent to the Administrative Agent and each Lender that:

     6.1  Financial Condition.
          -------------------

          (a) The financial statements delivered to the Lenders prior to the Effective Date and pursuant to Section 7.1(a) and (b): (i) have been prepared in accordance with GAAP (subject, in the case of financial statements other than year-end financial statements, to normal year-end adjustments and the absence of footnotes), and (ii) present fairly in all material respects (on the basis disclosed in the footnotes to such financial statements, if any) the consolidated and consolidating (as applicable) financial condition, results of operations and cash flows of the Credit Parties and their Subsidiaries as of such date and for such periods.

          (b) Since December 31, 1997, there has been no sale, transfer or other disposition by any Credit Party or any of their Subsidiaries of any material part of the business or Property of the Credit Parties, taken as a whole, and no purchase or other Acquisition (other than the Peoples Merger and the acquisition of Communications Central Inc.) by any of them of any business or Property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Credit Parties, taken as a whole, in each case which is not (i) reflected in the most recent financial statements delivered to the Lenders pursuant to
     Section 7.1 or in the notes thereto or (ii) otherwise permitted by the terms of this Credit Agreement and communicated to the Administrative Agent.

     6.2  No Material Change.
          ------------------

     Since December 31, 1997, there has been no development or event relating to or affecting a Credit Party or any of their Subsidiaries which has had or would be reasonably expected to have a Material Adverse Effect; provided, however, (a) the pendency, prior to final determination, of any appeal or reconsideration on remand of the Second Report and Order issued by the Federal Communications Commission in CC Docket No. 96-128, Implementation of Pay Telephone Reclassification and Compensation Provisions of the Telecommunications Act of 1996, which was released on October 9, 1997, and (b) the existence (based on the facts known to the Lenders as of the Closing Date), in and of itself, of the litigation between Davel, Davel Holdings, Inc., Peoples Telephone Company, Inc. and Phonetel Technologies, Inc. (Docket No. 16675, Court of Chancery, State of Delaware, Newcastle County) shall not constitute a Material Adverse Effect for purposes of this Section 6.2.

     6.3  Organization and Good Standing.
          ------------------------------

     Each Credit Party (a) is a corporation or limited liability company duly incorporated or organized, validly existing and in good standing under the laws of the State (or other jurisdiction) of its incorporation or organization, (b) is duly qualified and in good standing as a foreign corporation or limited liability company and authorized to do business in every jurisdiction unless the failure to be so qualified, in good standing or authorized could reasonably be expected to have a Material Adverse Effect and (c) has the requisite corporate or limited liability company power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted.

     6.4  Due Authorization.
          -----------------

     Each Credit Party (a) has the requisite corporate or limited liability company power and authority to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party and to incur the obligations herein and therein provided for and (b) is duly authorized to, and has been authorized by all necessary corporate or limited liability company action, to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party.

     6.5  No Conflicts.
          ------------

     Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by such Credit Party will (a) violate or conflict with any provision of its articles or certificate of incorporation, operating agreement, articles of organization or bylaws, (b) violate, contravene or materially conflict with any Requirement of Law or any other law, regulation (including, without limitation, Regulation U, Regulation T or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which could reasonably be expected to have a Material Adverse Effect, or (d) result in or require the creation of any Lien (other than those contemplated in or created in connection with the Credit Documents) upon or with respect to its properties.

     6.6  Consents.
          --------

     Except for consents, approvals, authorizations and filings and registrations which have been obtained, no consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party in respect of any Credit Party is required in connection with the execution, delivery or performance of this Credit Agreement or any of the other Credit Documents by such Credit Party.

     6.7  Enforceable Obligations.
          -----------------------

     This Credit Agreement and the other Credit Documents have been duly executed and delivered and constitute legal, valid and binding obligations of each Credit Party enforceable against such Credit Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization or moratorium laws or similar laws relating to or affecting creditors' rights generally or by general equitable principles.

     6.8  No Default.
          ----------

     No Credit Party, nor any of their Subsidiaries, is in default in any respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound which default could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred or exists except as previously disclosed in writing to the Lenders.

     6.9  Ownership.
          ---------

     Each Credit Party, and each of its Subsidiaries, is the owner of, and has good and marketable title to, or has a valid license or lease to use all of its respective assets (including, without limitation, its Intellectual Property (as defined in Section 6.19)) and none of such assets is subject to any Lien other than Permitted Liens.

     6.10 Indebtedness.
          ------------

     The Credit Parties and their Subsidiaries have no Indebtedness except (a) as disclosed in the financial statements referenced in Section 6.1, (b) as set forth on Schedule 6.10 and (c) as otherwise permitted by this Credit Agreement.

     6.11 Litigation.
          ----------

     There are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of any Credit Party, threatened against, any Credit Party or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect; provided, however, (a) the pendency, prior to final determination, of any appeal or reconsideration on remand of the Second Report and Order issued by the Federal Communications Commission in CC Docket No. 96-128, Implementation of Pay Telephone Reclassification and Compensation Provisions of the Telecommunications Act of 1996, which was released on October 9, 1997, and (b) the existence (based on the facts known to the Lenders as of the Closing Date), in and of itself, of the litigation between Davel, Davel Holdings, Inc., Peoples Telephone Company, Inc. and Phonetel Technologies, Inc. (Docket No. 16675, Court of Chancery, State of Delaware, Newcastle County) shall not constitute a Material Adverse Effect for purposes of this Section 6.11.

     6.12 Taxes.
          -----

     Each Credit Party, and each of its Subsidiaries, has filed, or caused to be filed, all material tax returns (federal, state, local and foreign) required to be filed and paid or caused to be paid (a) all material amounts of taxes shown thereon to be due and payable (including interest and penalties) and (b) all material other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) that are due and payable, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. To the knowledge of the Credit Parties, there are no material amounts claimed to be due against any of them by any Governmental Authority.

     6.13 Compliance with Law.
          -------------------

     Each Credit Party, and each of its Subsidiaries, is in compliance with all Requirements of Law and all other laws, rules, regulations, orders and decrees (including without limitation Environmental Laws) applicable to it, or to its properties, unless such failure to comply could not reasonably be expected to have a Material Adverse Effect.

     6.14 ERISA.
          -----

     Except as would not result or be reasonably expected to result in a Material Adverse Effect:

          (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no Termination Event has occurred, and, to the knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which any Termination Event is reasonably expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor or the PBGC or a Plan has arisen or is reasonably expected to arise on account of any Plan.

          (b) The actuarial present value of all "benefit liabilities" (within the meaning of Section 4001 of ERISA) under each Single Employer Plan (determined, utilizing the actuarial assumptions used to fund such Plans), whether or not vested, did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the fair market current value as of such date of the assets of such Plan allocable to such accrued liabilities.

          (c) Except as described in Schedule 6.14, neither the Borrower nor any ERISA Affiliate has incurred, or, to the knowledge of the Credit Parties, is reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any ERISA Affiliate has received any notification pursuant to ERISA that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and, to the best knowledge of the Credit Parties, no Multiemployer Plan is reasonably expected to be in reorganization, insolvent, or terminated.

          (d) No nonexempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or is reasonably expected to subject the Borrower or any

     ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

          (e) The present value of the liability of the Borrower and its Subsidiaries and each ERISA Affiliate for post-retirement welfare benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA), net of all assets under all such Plans allocable to such benefits, are reflected on the Financial Statements in accordance with FASB 106.

          (f) Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in material compliance with such sections.

     6.15 Subsidiaries.
          ------------

     Set forth on Schedule 6.15 is a complete and accurate list of all Subsidiaries of each Credit Party. Information on Schedule 6.15 includes jurisdiction of incorporation or organization, the number of shares of each class of Capital Stock or other equity interests outstanding, the number and percentage of outstanding shares of each class owned (directly or indirectly) by such Credit Party; and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The outstanding Capital Stock and other equity interests of all such Subsidiaries is validly issued, fully paid and, with respect to any Subsidiary that is a corporation, non-assessable and is owned by each such Credit Party, directly or indirectly, free and clear of all Liens (other than those arising under or contemplated in connection with the Credit Documents). Other than as set forth in Schedule 6.15, neither any Credit Party nor any Subsidiary thereof has outstanding any securities convertible into or exchangeable for its Capital Stock nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to its Capital Stock.
Schedule 6.15 may be updated from time to time by the Borrower by giving written notice thereof to the Administrative Agent.

     6.16 Use of Proceeds.
          ---------------

     The proceeds of the Loans hereunder will be used solely for the purposes specified in Section 7.10. No proceeds of the Loans hereunder have been or will be used (a) other than in connection with the Peoples Merger, to acquire, directly or indirectly, any security in any transaction which is subject to Sections 13 or 14 of the Securities Exchange Act of 1934, as amended, (including, without limitation, Sections 13(d) and 14(d) thereof) or to refinance any Indebtedness used to acquire any such securities or (b) for the acquisition of another Person unless the board of directors (or other comparable governing body) or stockholders, as appropriate, of such Person has approved such acquisition.

     6.17 Government Regulation.
          ---------------------

          (a) No part of the Letters of Credit or proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U, or for the purpose of purchasing or carrying or trading in any securities. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation
     U. No Indebtedness being reduced or retired out of the proceeds of the Loans was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation T. "Margin stock" within the meaning of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Credit Parties and their Subsidiaries. None of the transactions contemplated by the Credit Documents (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto, or Regulation T, U or X.

          (b) No Credit Party, nor any of their Subsidiaries, is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, no Credit Party, nor any of their Subsidiaries, is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (c) No director, executive officer or principal shareholder of any Credit Party or any of their Subsidiaries is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director", "executive officer" and "principal shareholder" (when used with reference to any Lender) have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

          (d) Each Credit Party and each Subsidiary of a Credit Party is current with all material reports and documents, if any, required to be filed with any state or federal securities commission or similar agency and is in full compliance in all material respects with all applicable rules and regulations of such commissions.

     6.18 Environmental Matters.
          ---------------------

     Except as would not cause or reasonably be expected to cause a Material Adverse Effect:

          (a) Each of the Credit Parties are in compliance with all applicable Environmental Laws.

          (b) Each of the Real Properties that a Credit Party owns or leases and all operations at such Real Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to such Real Properties or the businesses operated by the Credit Parties or any of their Subsidiaries (the "Businesses"), and there are no conditions relating to the Businesses or such Real Properties that would reasonably be expected to give rise to liability under any applicable Environmental Laws.

          (c) No Credit Party has received any written notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding Hazardous Materials or compliance with Environmental Laws with regard to any of the Real Properties or the Businesses, nor, to the knowledge of a Credit Party or any of its Subsidiaries, is any such notice being threatened.

          (d) Hazardous Materials have not been transported or disposed of from the Real Properties that a Credit Party owns or leases, or generated, treated, stored or disposed of at, on or under any of such Real Properties or any other location, in each case by, or on behalf or with the permission of, a Credit Party or any of its Subsidiaries in a manner that would give rise to liability under any applicable Environmental Laws.

          (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of a Credit Party or any of its Subsidiaries, threatened, under any Environmental Law to which a Credit Party or any of its Subsidiaries is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to a Credit Party or any of its Subsidiaries, the Real Properties or the Businesses.

          (f) There has been no release (including, without limitation, disposal) or threat of release of Hazardous Materials at or from the Real Properties that a Credit Party owns or leases, or arising from or related to the operations of a Credit Party or any of its Subsidiaries in connection with such Real Properties or otherwise in connection with the Businesses where such release constituted a violation of, or would give rise to liability under, any applicable Environmental Laws.

          (g) None of the Real Properties that a Credit Party owns or leases contains, or has previously contained, any Hazardous Materials at, on or under such Real Properties in amounts or concentrations that, if released, constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

          (h) No Credit Party, nor any of its Subsidiaries, has assumed any liability of any Person (other than another Credit Party, or one of its Subsidiaries) under any Environmental Law.

  6.19 Intellectual Property.
       ---------------------

     Each Credit Party owns, or has the legal right to use, all patents, trademarks, tradenames, copyrights, technology, know-how and processes (the "Intellectual Property") necessary for each of them to conduct its business as currently conducted except for those the failure to own or have such legal right to use would not have or be reasonably expected to have a Material Adverse Effect. Except as could not reasonably be expected to have a Material Adverse Effect, (a) no holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any Intellectual Property and (b) no action or proceeding is pending seeking to limit, cancel or question the validity of any Intellectual Property, or which, if adversely determined, would have a Material Adverse Effect on the value of any Intellectual Property. Set forth on Schedule 6.19 is a list of all patents, registered and material unregistered trademarks, tradenames and registered copyrights owned by each Credit Party or that any Credit Party has the right to use. Except as provided on Schedule 6.19, no claim has been asserted against any Credit Party or its Subsidiaries in writing and is pending by any Person challenging a Credit Party's right to use any Intellectual Property, which is owned by such Credit Party or its Subsidiaries or that such Credit Party or its Subsidiaries has a right to use, or the validity of any such Intellectual Property, nor does any Credit Party have knowledge of any such claim, and to the Credit Parties' knowledge, neither the Credit Parties nor any of their Subsidiaries infringes any Intellectual Property of any other Person, except for such claims that in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Schedule 6.19 may be updated from time to time by the Borrower by giving written notice thereof to the Administrative Agent.

     6.20 Solvency.
          --------

     Each Credit Party is and, after consummation of the transactions contemplated by this Credit Agreement, will be Solvent.

     6.21 Investments.
          -----------

     All Investments of each Credit Party and its Subsidiaries are (a) as set forth on Schedule 6.21 or (b) other Permitted Investments.

     6.22 Location of Collateral.
          ----------------------

     Set forth on Schedule 6.22(a) is a list of all Real Properties with street address, county and state where located. Set forth on Schedule 6.22(b) is a list of the chief executive office and principal place of business of each Credit Party. All personal property of the Credit Parties is located within the fifty states of the United States and the District of Columbia unless a Credit Party informs the Administrative Agent in writing otherwise. All personal property of a Credit Party located in any of the following states is located in at least two counties within such state: Arkansas, Massachusetts, Mississippi, Missouri, New

Hampshire, New York, North Carolina, Ohio, Pennsylvania, Virginia and West Virginia. Schedules 6.22(a) and 6.22(b) may be updated from time to time by the Borrower by giving written notice thereof to the Administrative Agent. As of the Closing Date, none of the Credit Parties owns any Real Properties other than the Miami Facility.

     6.23 Disclosure.
          ----------

     Neither this Agreement nor any financial statements delivered to the Lenders nor any other document, certificate or statement furnished to the Lenders by or on behalf of any Credit Party in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein, taken as a whole, not misleading in light of the circumstances under which such information was provided.

     6.24 Licenses, etc.
          --------------

     The Credit Parties have obtained and hold in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the operation of their respective businesses as presently conducted, except where the failure to obtain same could not reasonably be expected to have a Material Adverse Effect.

     6.25 Collateral Documents.
          --------------------

     The Collateral Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens are currently (or will be, upon the filing of appropriate financing statements in favor of NationsBank, as Collateral Agent for the Lenders) perfected security interests and Liens, prior to all other Liens other than Permitted Liens.

     6.26 Year 2000 Compliance.
          --------------------

     Each Credit Party reasonably believes that the Year 2000 Problem has been appropriately addressed by it, through the development of appropriate software programs or applications or through its acquisition of any necessary hardware, and the Year 2000 Problem will not exist with respect to it or any of its Subsidiaries on and after January 1, 2000, to the extent such Year 2000 Problem could reasonably be expected to cause a Material Adverse Effect.

     6.27 Labor Contracts and Disputes.
          ----------------------------

     Except as disclosed on Schedule 6.27, (a) there is no collective bargaining agreement or other labor contract covering employees of any Credit Party; (b) no union or other labor organization is seeking to organize, or be recognized as, a collective bargaining unit of employees of any Credit Party; and (c) there is no pending, or to any Credit Party's knowledge, threatened, strike, work stoppage, material unfair labor practice claim or other material labor dispute against or affecting any Credit Party or its employees.

     6.28 Broker's Fees.
          -------------

     Except as disclosed on Schedule 6.28, no Credit Party will pay or agree to pay, or reimburse any other Person with respect to, any finder's, broker's, investment banking or other similar fee in connection with any of the transactions contemplated under the Credit Documents.

     6.29 FCC and Telephone Matters.
          -------------------------

          (a) Each Credit Party possesses or has the right to use all FCC Licenses and State Licenses necessary in the operation of its business unless the failure to do so could not reasonably be expected to cause a Material Adverse Effect.

          (b) Each Credit Party has duly filed in a timely manner all filings that are required to be filed by each such Credit Party under Communications Law and is in all material respects in substantial compliance with Communications Law, including, without limitation, the rules and regulations of the FCC relating to the ownership and operation of public telephones and the provision of operator and communications services, unless the failure to make such filing or to comply could not reasonably be expected to cause a Material Adverse Effect.

          (c) Each Credit Party has duly filed in a timely manner all filings that are required to be filed by each such Credit Party under State Communications Law and is in all material respects in substantial compliance with State Communications Law, including, without limitation, the rules and regulations of the pertinent state regulatory agencies relating to the ownership and operation of public telephones and the provision of operator and communications services, unless the failure to comply could not reasonably be expected to cause a Material Adverse Effect.

          (d) The location of each of the Telephones does not violate in any respect the provisions of any applicable governmental ordinances, orders, or regulations to the extent such violation could reasonably be expected to have a Material Adverse Effect.

     6.30 Location Contracts.
          ------------------

     As of the Closing Date, there is no Location Contract which accounts for more than seven and one-half percent (7 1/2%) of the consolidated revenues of the Credit Parties and their Subsidiaries.

                                   SECTION 7

                             AFFIRMATIVE COVENANTS
                             ---------------------

     Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans and LOC Obligations, together with interest and fees and other obligations then due and payable hereunder, have been paid in full (other than any such obligations which by the terms thereof are stated to survive termination of the Credit Documents) and the Commitments and Letters of Credit hereunder shall have terminated:

     7.1  Information Covenants.
          ---------------------

     The Credit Parties will furnish, or cause to be furnished, to the Administrative Agent and each of the Lenders:

          (a) Annual Financial Statements. As soon as available, and in any event within 90 days after the close of each fiscal year of the Borrower, a consolidated balance sheet and income statement of the Credit Parties and their Subsidiaries, as of the end of such fiscal year, together with related consolidated statements of cash flows for such fiscal year, setting forth in comparative form, if practical, consolidated figures for the preceding fiscal year, all such consolidated financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified in any manner.

          (b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the close of each fiscal quarter of the Borrower (other than the fourth fiscal quarter, in which case 90 days after the end thereof) a consolidated balance sheet and income statement of the Credit Parties and their Subsidiaries as of the end of such fiscal quarter, together with related consolidated statements of cash flows for such fiscal quarter, in the case of the income statement and statement of cash flow setting forth in comparative form, if practical, consolidated figures for the corresponding period of the preceding fiscal year and in the case of the balance sheet setting forth in comparative form, if practical, consolidated figures for the corresponding last date of the prior fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Administrative Agent, and accompanied by a certificate of the chief financial officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Credit Parties and their Subsidiaries and have been prepared in accordance with GAAP (subject to normal year-end adjustments and the absence of footnotes).

          (c) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of the chief financial officer of the Borrower substantially in the form of Exhibit 7.1(c), (i) demonstrating compliance with the financial covenants contained in Section 7.2 by calculation thereof as of the end of each such period, (ii) demonstrating compliance with any other terms of this Credit Agreement as reasonably requested by the Administrative Agent and (iii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto. If necessary, the Borrower shall deliver financial statements prepared in accordance with GAAP as of the Closing Date, to the extent GAAP has changed since the Closing Date, in order to show compliance with the terms of this Credit Agreement, including
     Section 7.2.

          (d) Annual Business Plan and Budgets. As soon as available, and in any event within 90 days after the end of each fiscal year of the Borrower (other than the fiscal year ending December 31, 1998), an annual business plan and budget of the Credit Parties and their Subsidiaries on a consolidated basis containing, among other things, pro forma quarterly financial projections for the next fiscal year.

          (e) Accountant's Certificate. Within the period for delivery of the annual financial statements provided in Section 7.1(a), a certificate of the accountants conducting the annual audit stating that they have reviewed this Credit Agreement and stating further whether, in the course of their audit, they have become aware of any Default or Event of Default of a financial nature and, if any such Default or Event of Default exists, specifying the nature and extent thereof.

          (f) Auditor's Reports. Promptly upon receipt thereof, a copy of any "management letter" submitted by independent accountants to the Credit Parties and their Subsidiaries in connection with any annual, interim or special audit of the books of any such Person.

          (g) Reports. Promptly upon transmission or receipt thereof, (a) copies of any public filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as the Credit Parties and their Subsidiaries shall send to its shareholders generally in their capacity as shareholders and (b) upon the written request of the Administrative Agent, all material reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning material environmental, health or safety matters.

          (h) Notices. Upon a Responsible Officer of a Credit Party obtaining knowledge thereof, the Borrower will give written notice to the Administrative Agent promptly (and in any event within five Business Days) of (i) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Credit Parties propose to take with respect thereto, and (ii) the occurrence of any of the following with respect to the Credit Parties or any of their Subsidiaries: (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against a Credit Party or any of its Subsidiaries which if adversely determined could reasonably be expected to have a Material Adverse Effect, (B) the institution of any proceedings against a Credit Party or any of its Subsidiaries with respect to, or the receipt of written notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation (including but not limited to, Environmental Laws) the violation of which could reasonably be expected to have a Material Adverse Effect, (C) any information that a Credit Party may have a Year 2000 Problem, (D) any loss of or damage to any Property of a Credit Party or its Subsidiaries or the commencement of any proceeding for the condemnation or other taking of any Property of a Credit Party or its Subsidiaries, if such loss, damage or proceeding has had or could reasonably be expected to have a Material Adverse Effect, (E) if it could cause or be reasonably expected to cause a Material Adverse Effect, any (x) non-renewal, cancellation, termination, revocation, suspension, impairment or material modification of any FCC License or State License or the occurrence of any event or the existence of any circumstances which, in the reasonable judgment of a Credit Party, is likely to lead to any non-renewal, cancellation, termination, revocation, suspension, impairment or material modification of any FCC License or State License, (y) default or forfeiture with respect to any FCC License or State License or (z) hearing designation order concerning any FCC or State application filed by any Credit Party or any FCC License or State License held by any Credit Party or (F) any order or decision by the FCC that would have a significant impact on the business of the Credit Parties and their Subsidiaries, taken as a whole.

          (i) ERISA. Upon any of the Credit Parties or any of their Subsidiaries or any ERISA Affiliate obtaining knowledge thereof, the Borrower will give written notice to the Administrative Agent promptly (and in any event within five Business Days) of: (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or is reasonably expected to result in, a Termination Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Credit Parties or any of their Subsidiaries or any of their ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which a Credit Party or any of its Subsidiaries or any of its ERISA Affiliates is required to contribute to each Plan pursuant to such Plan's terms and as required to meet the minimum funding standard set forth in Section 302 of ERISA and Section 412 of the Code with respect thereto; or (iv) any change in the funding status of any Plan that could have a Material Adverse Effect; together, with a description of any such event or condition or a copy of any such notice and a statement by the principal financial officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties or any of their Subsidiaries with respect thereto. Promptly upon request, the Credit Parties or any of their Subsidiaries shall furnish the Administrative Agent and each of the Lenders with such additional information concerning any Plan as may be reasonably requested by the Administrative Agent, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the

Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

          (j)  Environmental.

               (i) Subsequent to a notice from any Governmental Authority where the subject matter of such notice could reasonably be expected to have a Material Adverse Effect, or during the existence of an Event of Default, upon the reasonable written request of Administrative Agent, the Credit Parties will furnish or cause to be furnished to the Administrative Agent, at the Credit Parties' expense, a report of an environmental assessment of reasonable scope, form and depth, including, where appropriate, invasive soil or groundwater sampling, by a consultant reasonably acceptable to the Administrative Agent addressing the subject of such notice or, if during the existence of an Event of Default, regarding any release or threat of release of Hazardous Materials on any Real Property and the compliance by the Credit Parties with Environmental Laws. If the Credit Parties fail to deliver such an environmental report within sixty (60) days after receipt of such written request, then the Administrative Agent may arrange for same, and the Credit Parties hereby grant to the Administrative Agent and its representatives reasonable access to the Real Properties and a license of a scope reasonably necessary to undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Administrative Agent pursuant to this provision will be payable by the Credit Parties on demand and added to the obligations secured by the Collateral Documents.

               (ii) Each Credit Party will conduct and complete all investigations, studies, sampling, and testing and all remedial, removal, and other actions required under the Environmental Laws to address all Hazardous Materials on, from, or affecting any Real Property to the extent necessary to be in compliance with all Environmental Laws and all other applicable federal, state and local laws, regulations, rules and policies and with the orders and directives of all Governmental Authorities exercising jurisdiction over such real property to the extent any failure would have or be reasonably expected to have a Material Adverse Effect.

          (k) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of the Credit Parties and their Subsidiaries as the Administrative Agent may reasonably request.

     7.2  Financial Covenants.
          -------------------

          (a) Leverage Ratio. The Leverage Ratio, as of the last day of each fiscal quarter of the Borrower, shall be less than or equal to the ratio shown below for the period corresponding thereto:

          Period                                       Ratio
          ------                                       -----
          January 1, 1999 through March 31, 1999       5.10 to 1.0
          April 1, 1999 through June 30, 1999          4.90 to 1.0
          July 1, 1999 through September 30, 1999      4.60 to 1.0
          October 1, 1999 through December 31, 1999    4.10 to 1.0
          January 1, 2000 through March 31, 2000       3.75 to 1.0
          April 1, 2000 and thereafter                 3.50 to 1.0

          (b) Interest Coverage Ratio. The Interest Coverage Ratio, for the twelve month period ending on the last day of each fiscal quarter of the Borrower, shall be greater than or equal to the ratio shown below for the period corresponding thereto:

          Period                                       Ratio
          ------                                       -----
          January 1, 1999 through June 30, 1999        2.00 to 1.0
          July 1, 1999 through September 30, 1999      2.20 to 1.0
          October 1, 1999 through December 31, 1999    2.50 to 1.0
          January 1, 2000 through March 31, 2000       2.75 to 1.0
          April 1, 2000 through June 30, 2000          3.00 to 1.0
          July 1, 2000 through September 30, 2000      3.25 to 1.0
          October 1, 2000 through December 31, 2000    3.50 to 1.0
          January 1, 2001 through December 31, 2001    3.75 to 1.0
          January 1, 2002 and thereafter               4.00 to 1.0

          (c) Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio, for the twelve month period ending on the last day of each fiscal quarter of the Borrower, shall be greater than or equal to the ratio shown below for the period corresponding thereto:

          Period                                       Ratio
          ------                                       -----
          January 1, 1999 to March 31, 2000            1.05 to 1.0
          April 1, 2000 and thereafter                 1.10 to 1.0

     7.3  Preservation of Existence and Franchises.
          ----------------------------------------

     Each of the Credit Parties will do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority except as permitted by Section 8.4.

     7.4  Books and Records.
          -----------------

     Each of the Credit Parties will, and will cause its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with GAAP (including the establishment and maintenance of appropriate reserves).

     7.5  Compliance with Law and Licenses.
          --------------------------------

     Each of the Credit Parties will, and will cause its Subsidiaries to, (a) comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its property (including, without limitation, Environmental Laws), and (b) comply with and maintain all FCC Licenses and State Licenses, unless such noncompliance or nonmaintenance could not reasonably be expected to have a Material Adverse Effect.

     7.6  Payment of Taxes and Claims.
          ---------------------------

     Each of the Credit Parties will pay, settle or discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent and (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties; provided, however, that a Credit Party shall not be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) would give rise to an immediate right to foreclose or collect on a Lien securing such amounts or (ii) could reasonably be expected to have a Material Adverse Effect.

     7.7  Insurance.
          ---------

     Each of the Credit Parties will at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) from insurance companies having a rating of at least A by Best's Rating Services, in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice. All liability and casualty policies shall have the Administrative Agent, on behalf of the Lenders, named as an additional insured and loss payee.

     In the event there occurs any material loss, damage to or destruction of the Collateral of any Credit Party or any part thereof, such Credit Party shall promptly give written notice thereof to the Administrative Agent generally describing the nature and extent of such loss, damage or destruction. Subsequent to any loss, damage to or destruction of the Collateral of any Credit Party or any part thereof, such Credit Party, whether or not the insurance proceeds if any, received on account of such damage or destruction shall be sufficient for that purpose, at such Credit Party's cost and expense, will promptly repair or replace the Collateral of such Credit Party so lost, damaged or destroyed; provided, however, that such Credit Party need not repair or replace the Collateral of such Credit Party so lost, damaged or destroyed to the extent the failure to make such repair or replacement (a) is desirable to the proper conduct of the business of such Credit Party in the ordinary course and otherwise is in the best interest of such Credit Party and (b) would not materially impair the rights and benefits of the Agents or the Lenders under this Credit Agreement or any other Credit Document.

     The Administrative Agent is authorized, but not obligated, as the attorney-in-fact of the Borrower and for the benefit of the Lenders, upon the occurrence of an Event of Default, without Borrower's consent, (i) to adjust and compromise proceeds payable under such insurance policies, (ii) to collect, receive and give receipts for such insurance proceeds in the name of the Borrower, the Administrative Agent and the Lenders and (iii) to endorse the Borrower's name upon any instrument in payment thereof. In the event a Credit Party or the Administrative Agent shall receive any insurance proceeds, as a result of any loss, damage or destruction of Collateral, (A) in a net amount of $5,000,000 or less, the Administrative Agent shall take such action as requested by the Borrower to release such proceeds to such Credit Party or (B) in a net amount in excess of $5,000,000, such Credit Party will immediately pay over such proceeds to the Administrative Agent as cash collateral for the Credit Party Obligations. The Administrative Agent agrees to release insurance proceeds received in accordance with clause (B) of the immediately prior sentence to such Credit Party for replacement or restoration of the portion of the Collateral of such Credit Party lost, damaged or destroyed if (x) within 180 days from the date the Administrative Agent receives such insurance proceeds, the Administrative Agent has received written request for such release from such Credit Party together with evidence reasonably satisfactory to it that the Collateral lost, damaged or destroyed has been or will be replaced or restored to its condition (or by Collateral having a value at least equal to the condition of the asset subject to the loss, damage or destruction) immediately prior to the loss, destruction or other event giving rise to the payment of such insurance proceeds, or that such Credit Party shall acquire such other assets useful in the business of such Credit Party with such insurance proceeds, and
(y) on the date of such release no Default or Event of Default exists. If the conditions in the preceding sentence are not met, the Administrative Agent may or, upon the request of the Required Lenders, shall at any time after the first Business Day subsequent to the date 180 days after it received such insurance proceeds, apply such insurance proceeds as a mandatory prepayment of the Credit Party Obligations for application in accordance with the terms of Section 3.3(b)(iii) and the second sentence of Section 3.3(c). All insurance proceeds shall be subject to the security interest of the Lenders under the Collateral Documents. All insurance policies maintained hereunder shall contain a clause providing that such policies may not be canceled, reduced in coverage or otherwise modified without 30 days prior written notice to the Administrative Agent.

     The present insurance coverage of the Credit Parties and their Subsidiaries is outlined as to carrier, policy number, expiration date, type and amount on
Schedule 7.7. Schedule 7.7 shall be amended and updated by the Credit Parties on an annual basis or upon the request of the Administrative Agent.

     7.8  Maintenance of Property.
          -----------------------

     Each of the Credit Parties will maintain and preserve its properties and equipment in good repair, working order and condition, normal wear and tear excepted (subject to casualty events), and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

     7.9  Collateral.
          ----------

          (a) If, subsequent to the Closing Date, a Credit Party shall (i) acquire any real property, any patented, registered or applied for intellectual property or any securities or (ii) acquire any other personal property required to be delivered to the Collateral Agent as Collateral hereunder or under any of the Collateral Documents, the Borrower shall immediately notify the Collateral Agent of same.

          (b) Each Credit Party shall (within 30 days of such request) take such action, as reasonably requested by the Collateral Agent and at its own expense, to ensure that the Lenders have a perfected Lien in all owned real property and such personal property of the Credit Parties as set forth in the Security Agreements and the Pledge Agreements (whether now owned or hereafter acquired), subject only to Permitted Liens. Such actions to be required by the Collateral Agent may include, but are not limited to, delivery of mortgages, real estate title insurance policies, surveys, flood certificates, zoning certificates, environmental reports, valuations, UCC financing statements, patent, trademark or copyright filings and legal opinions with respect thereto. Upon the request of the Collateral Agent, the Borrower shall provide such information as to the location of the personal property of the Credit Parties as reasonably requested by the Collateral Agent.

     7.10 Use of Proceeds.
          ---------------

     The Credit Parties will use the proceeds of the Loans solely (a) to finance the Peoples Merger, (b) to refinance the existing Indebtedness of the Credit Parties in an approximate amount not to exceed $200 million (collectively, the "Refinancings"), (c) to pay related fees and expenses in connection with the Peoples Merger and the Refinancings, (d) to make Permitted Acquisitions, (e) to provide working capital for the Borrower and its Domestic Subsidiaries and (f) for general corporate purposes of the Credit Parties. The Credit Parties will use the Letters of Credit solely for the purposes set forth in Section 2.2(a).

     7.11 Audits/Inspections.
          ------------------

     Upon reasonable notice and during normal business hours, each Credit Party will permit representatives appointed by Administrative Agent, including, without limitation, independent accountants, agents, attorneys and appraisers to visit and inspect such Credit Party's property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Administrative Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders, including, without limitation, the performance of collateral valuation reviews from time to time and to discuss all such matters with the officers, employees and representatives of the Credit Parties. The Credit Parties shall reimburse the Administrative Agent for all costs and expenses actually incurred by it in conducting each such review; provided that, if an Event of Default has not occurred, the Credit Parties shall not be required to reimburse the Administrative Agent more than, in any one fiscal year, the lesser of $7,500 per year or $500 per person per day plus actual out of pocket expenses.

     7.12 Additional Credit Parties.
          -------------------------

     At the time any Person becomes a Subsidiary of a Credit Party, the Borrower shall so notify the Administrative Agent and promptly thereafter (but in any event within 30 days after the date thereof) shall cause such Person to (a) if it is a Domestic Subsidiary, execute a Joinder Agreement in substantially the same form as Exhibit 7.12, (b) cause all of the Capital Stock of such Person (if it is a Domestic Subsidiary) or 65% of the Capital Stock of such Person (if it is a Material First Tier Foreign Subsidiary) to be delivered to the Collateral Agent (together with undated stock powers signed in blank) and pledged to the Collateral Agent pursuant to an appropriate pledge agreement in substantially the form of the Pledge Agreements (or a joinder to the appropriate existing Pledge Agreement) and otherwise in a form reasonably acceptable to the Collateral Agent, (c) if such Person is a Domestic Subsidiary, pledge all of its assets to the Collateral Agent pursuant to a security agreement in substantially the form of the Security Agreement (or a joinder to the existing Security Agreement) and otherwise in a form reasonably acceptable to the Collateral Agent, (d) if such Person is a Domestic Subsidiary and has any Subsidiaries, (A) deliver all of the Capital Stock of such Domestic Subsidiaries owned by it and 65% of the stock of the Material First Tier Foreign Subsidiaries owned by it (together with undated stock powers signed in blank) to the Collateral Agent and
(B) execute a pledge agreement in substantially the form of the Pledge Agreements (or a joinder to the appropriate existing Pledge Agreement) and otherwise in a form acceptable to the Collateral Agent, (e) if such Person is a Domestic Subsidiary and owns or leases any real property, execute any and all necessary mortgages, deeds of trust, deeds to secure debt or other appropriate real estate collateral documentation in a form acceptable to the Collateral Agent (or, if reasonably requested by the Collateral Agent, cause to be delivered in a commercially reasonable manner a landlord waiver or estoppel letter with respect thereto in a form acceptable to the Collateral Agent), (f) deliver such other documentation as the Collateral Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, real estate title insurance policies, surveys, environmental reports, valuations, flood certificates, zoning certificates, certified resolutions and other organizational and authorizing documents of such Person and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope reasonably satisfactory to the Collateral Agent and (g) provide to the Administrative Agent
(i) a new Schedule 6.15 which shall reflect the information regarding such new Subsidiary required by Section 6.15, and (ii) if applicable, a new Schedule 2(a) to the appropriate Pledge Agreement which shall reflect the pledge of the Capital Stock of such new Subsidiary.

     7.13 Interest Rate Protection.
          ------------------------

     Within 60 days following the Closing Date, the Borrower shall enter into interest rate protection agreements, in form and substance satisfactory to the Administrative Agent in its reasonable discretion, covering at least 40% of the outstanding principal amount of the Term Loans at any time and shall maintain such agreements in effect for at least three years after the Closing Date.

     7.14 Location Contracts.
          ------------------

     The Borrower shall notify the Collateral Agent if at any time a Location Contract evidences more than seven and one-half percent (7 1/2%) of the consolidated revenues of the Credit Parties and their Subsidiaries. The Borrower shall take such action as reasonably requested by the Collateral Agent to ensure that either (a) any such Location Contract is assignable or (b) the land owner or operator that is party to such Location Contract has consented in writing to the security interest of the Lenders therein.

     7.15 Post Closing Matters.
          --------------------

          (a) Peoples Shares. Within five Business Days subsequent to the Effective Date, the Borrower shall provide to the Collateral Agent all stock certificates evidencing the pledged stock of Peoples, together with duly executed in blank undated stock powers attached thereto and updated legal opinions with respect thereto.

               (b) Landlord Waivers. Within 60 days subsequent to the Effective Date, the Borrower shall provide to the Collateral Agent (unless the Collateral Agent agrees that such landlord waiver is not necessary) a landlord waiver, in form and substance reasonably acceptable to the Collateral Agent, for each of the following locations leased by a Credit
     Party: 1429 Massaro Boulevard, Tampa, Florida and 5802 Breckenridge Parkway, Suite 100, Tampa, Florida.


                                   SECTION 8

                              NEGATIVE COVENANTS
                              ------------------

     Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans and LOC Obligations, together with interest, fees and other obligations then due and payable hereunder (other than any such obligations which by the terms thereof are stated to survive the termination of the Credit Documents), have been paid in full and the Commitments and Letters of Credit hereunder shall have terminated:

     8.1  Indebtedness.
          ------------

     No Credit Party will, nor will it permit any of its Subsidiaries to, contract, create, incur, assume or permit to exist any Indebtedness, except:

          (a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

          (b) Indebtedness existing as of the Closing Date as referenced in
     Section 6.10 (and renewals, refinancings, replacements or extensions thereof on terms and conditions no more favorable, in the aggregate, to such creditor than such existing Indebtedness and in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing, replacement or extension);

          (c) purchase money Indebtedness (including Capital Leases) to finance the purchase of fixed assets (including equipment); provided that (i) the total of all such Indebtedness for all such Persons taken together shall not exceed an aggregate principal amount of $10,000,000 at any one time outstanding (in addition to any such Indebtedness referred to in subsection
     (b) above); (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

          (d) Indebtedness arising from Hedging Agreements entered into in the ordinary course of business and not for speculative purposes;

          (e) Indebtedness in respect of current accounts payable and accrued expenses incurred in the ordinary course of business and to the extent not current, accounts payable and accrued expenses that are subject to bona fide dispute;

          (f) Indebtedness owing by (i) a Credit Party to another Credit Party,
     (ii) a Credit Party to a Foreign Subsidiary, (iii) a Foreign Subsidiary to another Foreign Subsidiary or (iv) a Foreign Subsidiary to a Credit Party if it constitutes a Permitted Investment;

          (g) Indebtedness arising from judgments that do not cause an Event of Default;

          (h) the Parent PIK Debt not to exceed $50,000,000 in the aggregate;

          (i) Indebtedness evidencing the financing of insurance premiums not to exceed $1,000,000 at any one time; and

          (j) other Indebtedness (including, without limitation, Indebtedness assumed or incurred in connection with a Permitted Acquisition) up to $25,000,000 in the aggregate at any one time outstanding, on terms reasonably satisfactory to the Administrative Agent.

     8.2  Liens.
          -----

     No Credit Party will, nor will it permit its Subsidiaries to, contract, create, incur, assume or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or after acquired, except for Permitted Liens.

     8.3  Nature of Business.
          ------------------

     No Credit Party will, nor will it permit its Subsidiaries to, alter the character of its business from that conducted as of the Effective Date or engage in any business other than the business conducted as of the Effective Date and activities which are substantially similar or related thereto or logical extensions thereof.

     8.4  Consolidation and Merger.
          ------------------------

     No Credit Party will, nor will it permit any Subsidiary to, enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself; provided that a Credit Party or a Subsidiary of a Credit Party may merge or consolidate with or into another Credit Party if the following conditions are satisfied:

          (a) the Administrative Agent is given prior written notice of such action;

          (b) if the merger or consolidation involves a Credit Party, the Person formed by such consolidation or into which a Credit Party is merged shall either (i) be such Credit Party or (ii) be a Domestic Subsidiary and expressly assume in writing all of the obligations of such Credit Party under the Credit Documents; provided that if the transaction is between the Borrower and another Person, the Borrower must be the surviving entity;

          (c) the Credit Parties execute and deliver such documents, instruments and certificates as the Administrative Agent may reasonably request (including, if necessary, to maintain its perfection and priority in the Collateral pledged pursuant to the Collateral Documents);

          (d) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

          (e) the Borrower delivers to the Administrative Agent an officer's certificate demonstrating compliance with clause (b) or (c) above, as applicable, and an opinion of counsel stating that such consolidation or merger and any written agreement entered into in connection therewith, comply with this Section 8.4.

     8.5  Sale or Lease of Assets.
          -----------------------

     No Credit Party will, nor will it permit its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business or assets whether now owned or hereafter acquired, including, without limitation, inventory, receivables, equipment, real property interests (whether owned or leasehold), and securities, other than (a) any inventory sold or otherwise disposed of in the ordinary course of business; (b) the sale, lease, transfer or other disposal by a Credit Party (other than the Borrower and the Parent) of any or all of its assets to another Credit Party; (c) obsolete, slow-moving, idle or worn-out assets no longer used or useful in its business or the trade in of equipment for equipment in better condition or of better quality; (d) the transfer of assets which constitute a Permitted Investment; (e) subject to the prepayment provisions in
Section 3.3(b)(iv), the issuance of Capital Stock by a Credit Party; (f) the lease or sublease of real property interests in the ordinary course of business;
(g) the license of intellectual property in the ordinary course of business; (h) the Miami Facility, (i) the shares of Common Stock of Global Telecommunications Solutions and of Shared Technology owned by Peoples immediately prior to the Peoples Merger; (j) the discount in the ordinary course of business of an account receivable from an account debtor of a Credit Party; (k) the sale of non-core assets received in connection with a Permitted Acquisition if such assets are sold (or contracted to be sold) within 180 days of when acquired and if such sales do not exceed, in the aggregate, $10,000,000; and (l) other sales of assets not to exceed $5,000,000, in the aggregate, during the term of this Credit Agreement; provided that the proceeds from such sales of assets in this clause (l) must either (A) be reinvested (or a contract evidencing reinvestment must be entered into) by the Credit Parties within 180 days of such sale in similar assets or such other assets as are useful in the ordinary conduct of the business of the Credit Parties or (B) paid to the Lenders as a prepayment of the Loans (to be applied in the manner set forth in the second sentence of Section 3.3(c)).

     Upon a sale of assets permitted by this Section 8.5, the Collateral Agent shall promptly deliver to the Borrower, upon the Borrower's request and at the Borrower's expense, such documentation as is reasonably necessary to evidence the release of the Lenders' security interest in such assets, including, without limitation, amendments or terminations of UCC financing statements and if applicable, the return of such assets if they are in the possession of the Collateral Agent.

     8.6  Sale Leasebacks.
          ---------------

     Except for the Miami Facility, no Credit Party will, nor will it permit its Subsidiaries to, directly or indirectly become or remain liable as lessee or as guarantor or other surety with respect to any lease of any property (whether real or personal or mixed), whether now owned or hereafter acquired, (a) which such Credit Party or its Subsidiary has sold or transferred or is to sell or transfer to any other Person other than a Credit Party or (b) which such Credit Party or its Subsidiary intends to use for substantially the same purpose as any other property which has been sold or is to be sold or transferred by such Credit Party to any Person in connection with such lease.

     8.7  Investments.
          -----------

     No Credit Party will, nor will it permit its Subsidiaries to, make any Investments except for Permitted Investments.

     8.8  Restricted Payments.
          -------------------

     No Credit Party will, nor will it permit its Subsidiaries to, directly or indirectly, (a) declare or pay any dividends or make any other distribution upon any shares of its Capital Stock of any class (other than dividends payable solely in Capital Stock), (b) purchase, redeem or otherwise acquire or retire or make any provisions for redemption, acquisition or retirement of any shares of its Capital Stock of any class or any warrants or options to purchase any such shares; provided that (i) any Subsidiary of the Borrower may pay dividends to its parent, (ii) the Borrower may pay dividends to the Parent (A) for general and administrative expenses in the ordinary course and (B) for the payment of taxes, and (iii) a Credit Party may redeem the Capital Stock of a member of management in the case of death, disability or termination of such member of management, not to exceed, in the aggregate, $2,500,000 during the term of this Credit Agreement or (c) make any prepayment of Indebtedness (except in connection with refinancing such Indebtedness) other than Indebtedness arising under this Credit Agreement, the other Credit Documents and any Hedging Agreement.

     8.9  Transactions with Affiliates.
          ----------------------------

     Except as set forth on Schedule 8.9 and other than transactions between or among Credit Parties, no Credit Party will, nor will it permit its Subsidiaries to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder, Subsidiary or Affiliate other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.

     8.10 Fiscal Year; Organizational Documents.
          -------------------------------------

     No Credit Party will, nor will it permit its Subsidiaries to, (a) change its fiscal year or (b) in any manner that would reasonably be likely to materially adversely affect the rights of the Lenders, change its articles or certificate of incorporation, operating agreement, articles of organization or its bylaws.

     8.11 No Limitations.
          --------------

     No Credit Party will, nor will it permit its Subsidiaries to, directly or indirectly, create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Person to (a) pay dividends or make any other distribution on any of such Person's Capital Stock, (b) pay any Indebtedness owed to any other Credit Party, (c) make loans or advances to any other Credit Party or (d) transfer any of its property to any other Credit Party, except for encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) customary restrictions restricting assignment of any licensing agreement, (iii) customary non-assignment or net worth provisions in any lease governing a leasehold interest, (iv) any agreement or other instrument of a Person existing at the time it becomes a Subsidiary of a Credit Party; provided that such encumbrance or restriction is not applicable to any other Person, or any property of any other Person, other than such Person becoming a Subsidiary of a Credit Party and was not entered into in contemplation of such Person becoming a Subsidiary of a Credit Party, (v) customary financial covenant provisions in any agreement entered into in connection with the Indebtedness permitted by Section 8.1(c) or (j) as long as such financial covenants are not more restrictive than the financial covenants set forth in this Credit Agreement and (vi) this Credit Agreement and the other Credit Documents.

     8.12 No Other Negative Pledges.
          -------------------------

     No Credit Party will, nor will it permit its Subsidiaries to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation except (a) as set forth in the Credit Documents and (b) agreements entered into in connection with Indebtedness permitted by Section 8.1(c) as long as such agreements do not prohibit Liens in favor of the Lenders.

     8.13 Limitation on Foreign Operations.
          --------------------------------

     The Credit Parties will not, nor will they permit any of their Subsidiaries to, allow the Foreign Subsidiaries to own assets which in the aggregate constitute more than five percent (5%) of Total Assets at any time.

     8.14 Capital Expenditures.
          --------------------

     The Credit Parties will not permit Capital Expenditures (a) for the fiscal year ending December 31, 1999 to exceed, in the aggregate, $15,000,000 and (b) for any fiscal year thereafter to exceed, in the aggregate, $20,000,000 plus up to $5,000,000 of any amounts permitted to be but not used for Capital Expenditures during the most recent fiscal year.

     8.15 Parent.
          ------

     The Parent will not engage in any business activity or operation other than
(a) owning and holding the Capital Stock of the Borrower, (b) guaranteeing the Credit Party Obligations, (c) pledging all of its Property (including without limitation the Capital Stock of the Borrower) to the Collateral Agent, on behalf of the Lenders, pursuant to the Collateral Documents, (d) incurring and holding the Parent PIK Debt, (e) issuing equity securities, (f) prepare filings required by the Securities Act or the Exchange Act, (g) prepare tax filings required by federal or state law and (h) other miscellaneous legal, tax and accounting activities related to the foregoing. Furthermore, the Parent will not (i) sell, transfer or otherwise dispose of any shares of Capital Stock of the Borrower,
(ii) merge with or into any other Person, (iii) hold any Property other than (A) the Capital Stock of the Borrower, and (B) such amounts allowed to be transferred to the Parent pursuant to Section 8.8, or (iv) possess any liabilities other than the liabilities under the Credit Documents, the Parent PIK Debt, tax liabilities and other liabilities in the ordinary course of business.


                                   SECTION 9

                               EVENTS OF DEFAULT
                               -----------------

     9.1  Events of Default.
          -----------------

     An Event of Default shall exist upon the occurrence, and during the continuance, of any of the following specified events (each an "Event of Default"):

          (a) Payment. Any Credit Party shall default in the payment (i) when due of any principal of any of the Loans or any reimbursement obligation arising from drawings under

     Letters of Credit or (ii) within three Business Days of when due of any interest on the Loans or any fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith.

          (b) Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made.

          (c) Covenants.  Any Credit Party shall:

               (i) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.2, 7.3, 7.5, 7.9(b), 7.10, 7.11, 7.12, 7.13 or 8.1 through 8.15 inclusive;

               (ii) default in the due performance or observance by it of any term, covenant or agreement contained in Section 7.1 and such default shall continue unremedied for a period of five Business Days;

               (iii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) or (ii) of this Section 9.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of a Credit Party becoming aware of such default or notice thereof given by the Administrative Agent.

          (d) Other Credit Documents. (i) Any Credit Party shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents and such default shall continue unremedied for a period of at least 30 days after the earlier of a Credit Party becoming aware of such default or notice thereof given by the Administrative Agent, or (ii) other than because of acts or failure to act by the Lenders, the Administrative Agent or the Collateral Agent, any Credit Document shall fail to be in full force and effect or any Credit Party shall so assert or any Credit Document shall fail to give the Collateral Agent and/or the Lenders the security interests, liens, rights, powers and privileges purported to be created thereby.

          (e) Guaranties. The guaranty given by the Credit Parties hereunder or by any Additional Credit Party hereafter or any provision thereof shall cease to be in full force and effect, or any guarantor thereunder or any Person acting by or on behalf of such guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty.

          (f) Bankruptcy, etc. The occurrence of any of the following: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of any Credit Party or any of its Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Credit Party or any of its Subsidiaries or for any substantial part of its property or ordering the winding up or liquidation of its affairs; or (ii) an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect is commenced against any Credit Party or any of its Subsidiaries and such petition remains unstayed and in effect for a period of 60 consecutive days; or (iii) any Credit Party or any of its Subsidiaries shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person or any substantial part of its property or make any general assignment for the benefit of creditors; or (iv) any Credit Party or any of its Subsidiaries shall admit in writing its inability to pay its debts generally as they become due or any action shall be taken by such Person in furtherance of any of the aforesaid purposes.

          (g) Defaults under Other Agreements.
              -------------------------------

               (i) A Credit Party or any of its Subsidiaries shall default in the due performance or observance (beyond the applicable grace period with respect thereto) of any material obligation or condition of any contract or lease to which it is a party (including, without limitation, any Hedging Agreement, but excluding the Credit Documents), if such default could reasonably be expected to have a Material Adverse Effect; or

               (ii) With respect to any Indebtedness (other than Indebtedness outstanding under this Credit Agreement) of a Credit Party or any of its Subsidiaries in a principal amount in excess of $2,000,000 individually, or $4,000,000 in the aggregate (A) such Person shall (x) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (y) default (after giving effect to any applicable grace period) in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause or permit the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required) any such Indebtedness to become due prior to its stated maturity; or (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment prior to the stated maturity thereof; or (C) any such Indebtedness shall mature and remain unpaid.

          (h) Judgments. One or more judgments, orders, or decrees (including, without limitation, any judgment, order, or decree with respect to any litigation disclosed pursuant to the Credit Documents) shall be entered against any one or more of the Credit Parties and its Subsidiaries involving a liability of $3,500,000 or more, in the aggregate, (to the extent not paid or covered by insurance provided by a carrier who has acknowledged coverage) and such judgments, orders or decrees (i) are the subject of any enforcement proceeding commenced by any creditor or (ii) shall continue unsatisfied, undischarged and unstayed for a period ending on the first to occur of (A) the last day on which such judgment, order or decree becomes final and unappealable or (B) 60 days.

          (i) ERISA. The occurrence of any of the following events or conditions which could reasonably be expected to have a Material Adverse
     Effect: (A) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any Lien shall arise on the assets of any Credit Party or any ERISA Affiliate in favor of the PBGC or a Plan;
     (B) a Termination Event shall occur with respect to a Single Employer Plan, which is likely to result in the termination of such Plan for purposes of Title IV of ERISA; (C) a Termination Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is likely to result in
     (i) the termination of such Plan for purposes of Title IV of ERISA, or (ii) any Credit Party or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of Section 4245 of ERISA) of such Plan; or (D) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject any Credit Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Credit Party or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

          (j)  Ownership.  There shall occur a Change of Control.

          (k) Material Loss of Collateral. There shall occur any loss, theft, damage or destruction of any item or items of Collateral which either (i) has had or is reasonably expected to have a Material Adverse Effect or (ii) materially and adversely affects the operation of the Credit Parties' business, taken as a whole, and is not covered by insurance as required herein.

     9.2  Acceleration; Remedies.
          ----------------------

     Upon the occurrence and during the continuance of an Event of Default and at any time thereafter unless and until such Event of Default has been waived in writing by the Required Lenders (or the Lenders as may be required hereunder), the Administrative Agent shall, upon the request and direction of the Required Lenders, by written notice to the Borrower, take the following actions without prejudice to the rights of the Agents or any Lender to enforce its claims against the Credit Parties, except as otherwise specifically provided for herein:

          (a) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

          (b) Acceleration of Loans. Declare the unpaid principal of and any accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of

     Credit and any and all other indebtedness or obligations of any and every kind owing by a Credit Party to any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.

          (c) Cash Collateral. Direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice or upon the occurrence of an Event of Default under Section 9.1(f), it will immediately pay) to the Administrative Agent additional cash to be held by the Administrative Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

          (d) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents, including, without limitation, all rights and remedies existing under the Collateral Documents, all rights and remedies against a Guarantor and all rights of set-off.

Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(f) shall occur, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations under Letters of Credit, all accrued interest in respect thereof, all cash necessary to collateralize the LOC Obligations pursuant to Section 9.2(c), all accrued and unpaid fees and other indebtedness or obligations owing to the Lenders hereunder shall immediately become due and payable without the giving of any notice or other action by the Agents or the Lenders, which notice or other action is expressly waived by the Credit Parties.

Notwithstanding the fact that enforcement powers reside primarily with the Administrative Agent, each Lender has, to the extent permitted by law, a separate right of payment and shall be considered a separate "creditor" holding a separate "claim" within the meaning of Section 101(5) of the Bankruptcy Code or any other insolvency statute.

     9.3  Allocation of Payments After Event of Default.
          ---------------------------------------------

     Notwithstanding any other provisions of this Credit Agreement, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by an Agent or any Lender on account of amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:

          FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Agents or any of the Lenders in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Agents or any of the Lenders with respect to the Collateral under or pursuant to the terms of the Collateral Documents;

          SECOND, to payment of any fees owed to an Agent, the Issuing Lender or any Lender;

          THIRD, to the payment of all accrued interest payable to the Lenders hereunder and all other obligations (other than those obligations to be paid pursuant to clause "FOURTH" below) which shall have become due and payable under the Credit Documents and not repaid pursuant to clauses "FIRST" and "SECOND" above;

          FOURTH, to the payment of the outstanding principal amount of the Loans and unreimbursed drawings under Letters of Credit, to the payment or cash collateralization of the outstanding LOC Obligations and to any principal amounts outstanding under Hedging Agreements between a Credit Party and a Lender, pro rata as set forth below; and

          FIFTH, the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (b) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans, LOC Obligations and obligations under Hedging Agreements held by such Lender bears to the aggregate then outstanding Loans, LOC Obligations and obligations under Hedging Agreements) of amounts available to be applied; and (c) to the extent that any amounts available for distribution pursuant to clause "FOURTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Collateral Agent in a cash collateral account and applied (x) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and (y) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clause "FOURTH" above in the manner provided in this Section 9.3.


                                  SECTION 10

                               AGENCY PROVISIONS
                               -----------------

     10.1 Appointment.
          -----------

     Each Lender hereby designates and appoints NationsBank, N.A. as Administrative Agent and Collateral Agent of such Lender to act as specified herein and the other Credit Documents, and each such Lender hereby authorizes the Agents, as the agents for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Agents shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Credit

Documents, or shall otherwise exist against the Agents. The provisions of this Section are solely for the benefit of the Agents and the Lenders and none of the Credit Parties shall have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Credit Agreement and the other Credit Documents, each Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Credit Party.

     10.2 Delegation of Duties.
          --------------------

     An Agent may execute any of its duties hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. An Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     10.3 Exculpatory Provisions.
          ----------------------

     Neither the Agents nor any of their officers, directors, employees, agents, attorneys-in-fact or affiliates shall be liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct) or responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any of the Credit Parties contained herein or in any of the other Credit Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by an Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency therefor of any of the other Credit Documents, or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agents shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Credit Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by a Borrower or any Credit Party in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by an Agent to the Lenders or by or on behalf of the Credit Parties to the Agents or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or the use of the Letters of Credit or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Credit Parties. The Agents are not trustees for the Lenders and owe no fiduciary duty to the Lenders.

     10.4 Reliance on Communications.
          --------------------------

     The Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any of the Credit Parties, independent accountants and other experts selected by the Agents with reasonable care). The Agents may deem and treat the Lenders as the owner of its interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent in accordance with Section 11.3(b). The Agents shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agents shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 11.6, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

     10.5 Notice of Default.
          -----------------

     An Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender or a Credit Party referring to the Credit Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders and as is permitted by the Credit Documents.

     10.6 Non-Reliance on Agents and Other Lenders.
          ----------------------------------------

     Each Lender expressly acknowledges that neither the Agents, NMS nor any of their officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agents or any affiliate thereof hereinafter taken, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by the Agents to any Lender. Each Lender represents to the Agents and NMS that it has, independently and without reliance upon the Agents or NMS or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Agents or NMS or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Agents and NMS shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Credit

Parties which may come into the possession of the Agents, NMS or any of their officers, directors, employees, agents, attorneys-in-fact or affiliates.

     10.7 Indemnification.
          ---------------

     The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitments (or if the Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Loans and Participation Interest of the Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following payment in full of the Credit Party Obligations) be imposed on, incurred by or asserted against an Agent in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by an Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of an Agent. If any indemnity furnished to an Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the payment of the Credit Party Obligations and all other amounts payable hereunder and under the other Credit Documents.

     10.8 Agents in Their Individual Capacity.
          -----------------------------------

     Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with a Borrower or any other Credit Party as though such Agent were not an Agent hereunder. With respect to the Loans made and Letters of Credit issued and all obligations owing to it, an Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though they were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

     10.9 Successor Agent.
          ---------------

     Any Agent may, at any time, resign upon 20 days written notice to the Lenders. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent; provided, however, that in the absence of any continuing Event of Default, such appointment of a successor Agent shall be consented to by the Borrower, which consent shall not be unreasonably withheld. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 60 days after the notice of resignation, then the retiring Agent shall select a successor Agent, with the consent of the Borrower (such consent not to be unreasonably withheld) provided such successor is an Eligible Assignee. Upon the acceptance of any appointment as an Agent hereunder by a successor, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as an Agent, as appropriate, under this Credit Agreement and the other Credit Documents and the provisions of this Section 10.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Credit Agreement.


                                  SECTION 11

                                 MISCELLANEOUS
                                 -------------

     11.1 Notices.
          -------

     Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below, (c) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address or telecopy numbers set forth on Schedule 11.1, or at such other address as such party may specify by written notice to the other parties hereto.

     11.2 Right of Set-Off.
          ----------------

     In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default and the commencement of remedies described in Section 9.2, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation, branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of any Credit Party against obligations and liabilities of such Credit Party to the Lenders hereunder, under the Notes, the other Credit Documents or otherwise, irrespective of whether the Administrative Agent or the Lenders shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. The Credit Parties hereby agree that any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Section 11.3(e) or 3.8 may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder.

     11.3 Benefit of Agreement.
          --------------------

          (a) Generally. This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that none of the Credit Parties may assign and transfer any of its interests (except as permitted by Section 8.4 or 8.5) without the prior written consent of the Lenders; and provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth below in this Section 11.3.

          (b) Assignments. Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Loans, its Notes, and its Commitments); provided, however, that:

               (i)     each such assignment shall be to an Eligible Assignee;

               (ii) except in the case of an assignment to another Lender or an Approved Fund or an assignment of all of a Lender's rights and obligations under this Credit Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000 (or, if less, the remaining amount of the Commitment being assigned by such Lender) or an integral multiple of $1,000,000 in excess thereof;

               (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under this Credit Agreement and the Notes; and

               (iv) the parties to such assignment shall execute and deliver to the Administrative Agent for its acceptance an Assignment Agreement in substantially the form of Exhibit 11.3(b), together with a processing fee from the assignor of $3,500.

     Upon execution, delivery and acceptance of such Assignment Agreement, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Credit Agreement. Upon the consummation of any assignment pursuant to this
     Section 11.3(b), the assignor, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of taxes in accordance with Section 3.13.

     By executing and delivering an assignment agreement in accordance with this
     Section 11.3(b), the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (A) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and the assignee warrants that it is an Eligible Assignee; (B) except as set forth in clause (A) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (C) such assignee represents and warrants that it is legally authorized to enter into such assignment agreement; (D) such assignee confirms that it has received a copy of this Credit Agreement, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement; (E) such assignee will independently and without reliance upon the Agents, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Credit Documents; (F) such assignee appoints and authorizes the Agents to take such action on its behalf and to exercise such powers under this Credit Agreement or any other Credit Document as are delegated to the Agents by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (G) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

          (c) Register. The Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (d) Acceptance. Upon its receipt of an Assignment Agreement executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Administrative Agent shall, if such Assignment Agreement has been completed and is in substantially the form of
     Exhibit 11.3(b) hereto, (i) accept such Assignment Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

          (e) Participations. Each Lender may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Credit Agreement (including all or a portion of its Commitments and its Loans); provided, however, that (i) such Lender's obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Sections 3.9 through 3.14, inclusive, and the right of set-off contained in Section 11.2, (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and its Notes and to approve any amendment, modification, or waiver of any provision of this Credit Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Notes, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Notes, or extending its Commitments) and (v) such Lender shall provide written notice of any participation to the Borrower and the Administrative Agent.

          (f) Nonrestricted Assignments. Notwithstanding any other provision set forth in this Credit Agreement, (i) any Lender may at any time assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank and (ii) any Lender which is an investment fund that invests in Loans may assign or pledge all or any portion of its Loans, Notes or the other Credit Party Obligations owed to such Lender to its trustee or any other representative of holders of obligations owed or securities issued by such Lender as security for such obligations or securities. The foregoing assignments and pledges shall not be subject to the provisions of Section 11.3(b). No such assignment or pledge shall release the assigning Lender from its obligations hereunder.

          (g) Information. Any Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section
     11.16 hereof.

     11.4 No Waiver; Remedies Cumulative.
          ------------------------------

     No failure or delay on the part of an Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any Credit Party and the Agents or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agents or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agents or the Lenders to any other or further action in any circumstances without notice or demand.

     11.5 Payment of Expenses; Indemnification.
          ------------------------------------

     The Credit Parties agree to: (a) pay all reasonable out-of-pocket costs and expenses of the Agents and NMS (including, without limitation, the reasonable fees and expenses of Moore & Van Allen, PLLC, special counsel to the Agents and NMS, and any other special counsel to the Agents and NMS) in connection with (i) the negotiation, preparation, execution and delivery and administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein, (ii) any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Credit Parties under this Credit Agreement, (iii) enforcement of the Credit Documents and the documents and instruments referred to therein; provided that the Credit Parties shall be responsible for the reasonable fees and disbursements of counsel for the Agents in connection with any such enforcement action only if the Agents and the Lenders prevail in such enforcement action, and (iv) any bankruptcy or insolvency proceeding of a Credit Party or any of its Subsidiaries and (b) indemnify each Agent, NMS and each Lender, its officers, directors, trustees, investment advisors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not any Agent, NMS or Lender is a party thereto) related to (i) the entering into and/or performance of any Credit Document or the use of proceeds of any Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding, (ii) any Environmental Claim, (iii) any claims for Non-Excluded Taxes and (iv) the Peoples Merger and the transactions contemplated by the Merger Agreement (but excluding in the case of (i), (ii), (iii) and (iv) above, any such losses, liabilities, claims, damages or expenses to the extent it is finally judicially determined that such losses, liabilities, claims, damages or expenses were incurred by reason of bad faith, gross negligence or willful misconduct on the part of the Person to be indemnified).

     11.6 Amendments, Waivers and Consents.
          --------------------------------

     Subject to Section 11.18(b), neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing and signed by the Required Lenders and the Borrower; provided that no such amendment, change, waiver, discharge or termination shall without the consent of each Lender affected thereby:

          (a) extend the Revolving Loan Maturity Date or the Tranche B Term Loan Maturity Date or postpone or extend or waive any Principal Amortization Payment of any Loan or any portion thereof;

          (b) reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or fees hereunder;

          (c) reduce or waive the principal amount of any Loan;

          (d) increase or extend any Commitment of a Lender (it being understood and agreed that a waiver of any Default or Event of Default or a waiver of any mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender);

          (e) release all or substantially all of the Collateral securing the Credit Party Obligations hereunder (provided that the Collateral Agent may, without consent from any other Lender, release any Collateral that is sold or transferred by a Credit Party in conformance with Section 8.5);

          (f) release the Borrower from its obligations or release all or substantially all of the other Credit Parties from their respective obligations under the Credit Documents;

          (g) amend, modify or waive any provision of this Section, Sections 3.4(a), 3.4(b), 3.7 or 3.8, or the definition of Interest Period;

          (h) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders; or

          (i) consent to the assignment or transfer by the Borrower of any of its rights and obligations under (or in respect of) the Credit Documents.

No amendment or change that affects the application of prepayments pursuant to
Section 3.3(c) or the allocation of payments between the Tranche A Term Loans and Tranche B Terms Loans shall be effective unless Lenders holding in the aggregate at least 51% of the outstanding Tranche A Term Loans and at least 51% of the Tranche B Term Loans shall consent to such amendment or change in allocation of payments.

Notwithstanding the above, no provisions of Section 10 may be amended or modified without the consent of the Agents. No provisions affecting the Issuing Lender's rights to (a) reimbursement or indemnity under Section 2.2 or (b) any Issuing Lender Fees may be amended without the consent of the Issuing Lender.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any reorganization plan that affects the Loans or the Letters of Credit, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersede the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

     11.7 Counterparts/Telecopy.
          ---------------------

     This Credit Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts by telecopy shall be as effective as an original and shall constitute a representation that an original will be delivered.

     11.8 Headings.
          --------

     The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

     11.9 Defaulting Lender/Excluded Lender.
          ---------------------------------

     Each Lender understands and agrees that if such Lender is a Defaulting Lender or an Excluded Lender then notwithstanding the provisions of Section 11.6 it shall not be entitled to vote on any matter requiring the consent of the Required Lenders or to object to any matter requiring the consent of all the Lenders; provided, however, that all other benefits and obligations under the Credit Documents shall apply to such Defaulting Lender or Excluded Lender.

     11.10  Survival of Indemnification and Representations and Warranties.
            --------------------------------------------------------------

     All indemnities set forth herein and all representations and warranties made herein shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit and the repayment of the Loans, LOC Obligations and other obligations and the termination of the Commitments hereunder.

     11.11  Governing Law; Jurisdiction.
            ---------------------------

          (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (other than any real estate collateral documents which shall be governed by the laws of the state where the real property is located that is covered by such real estate collateral document). Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of North Carolina or of the United States for the Western District of North Carolina, and, by execution and delivery of this Credit Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each Credit Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to Section 11.1, such service to become effective 10 days after such mailing. Nothing herein shall affect the right of a Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against a Credit Party in any other jurisdiction. Each Credit Party agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; provided that nothing in this Section 11.11(a) is intended to impair a Credit Party's right under applicable law to appeal or seek a stay of any judgment.

          (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

     11.12  Waiver of Jury Trial; Waiver of Consequential Damages.
            -----------------------------------------------------

     EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each Credit Party agrees not to assert any claim against the Administrative Agent, the Issuing Lender, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to any of the transactions contemplated herein.

     11.13  Time.
            ----

     All references to time herein shall be references to Central Standard Time or Central Daylight time, as the case may be, unless specified otherwise.


     11.14  Severability.
            ------------

     If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

     11.15  Further Assurances.
            ------------------

     The Credit Parties agree, upon the request of the Administrative Agent, to promptly take such actions, as reasonably requested, as is necessary to carry out the intent of this Credit Agreement and the other Credit Documents, including, but not limited to, such actions as are necessary to ensure that the Lenders have a perfected security interest in the Collateral subject to no Liens other than Permitted Liens.

     11.16  Confidentiality.
            ---------------

     Each Lender agrees that it will use its reasonable best efforts to keep confidential and to cause any representative designated under Section 7.11 to keep confidential any non-public information from time to time supplied to it under any Credit Document; provided, however, that nothing herein shall prevent the disclosure of any such information to (a) the extent a Lender in good faith believes such disclosure is required by Requirement of Law, (b) counsel for a Lender or to its accountants, (c) bank examiners or auditors or comparable Persons, (d) any affiliate of a Lender, (e) any other Lender, or any assignee, transferee or participant, or any potential assignee, transferee or participant, of all or any portion of any Lender's rights under this Agreement who is notified of the confidential nature of the information and agrees to such confidentiality, (f) any other Person in connection with any litigation to which any one or more of the Lenders is a party or (g) to any direct or indirect contractual counterparty in any swap agreement or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 11.16); and provided further that no Lender shall have any obligation under this Section 11.16 to the extent any such information becomes available on a non-confidential basis from a source other than a Credit Party or that any information becomes publicly available other than by a breach of this Section 11.16 by any Lender or representative thereof.

     11.17  Entirety.
            --------

     This Credit Agreement together with the other Credit Documents and the Fee Letter represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

     11.18  Binding Effect; Continuing Agreement.
            ------------------------------------

            (a) This Credit Agreement shall become effective at such time when all of the conditions set forth in Section 5.1 have been satisfied or waived by the Administrative Agent (with the consent of the Required Lenders) and it shall have been executed by the Borrower, the Guarantors and the Agents, and the Agents shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Agents and each Lender and their respective successors and assigns.

            (b) This Credit Agreement shall be a continuing agreement and shall remain in full force and effect until all Loans, LOC Obligations, interest, fees and other Credit Party Obligations (other than any obligations which by the terms thereof are stated to survive the termination of the Credit Documents) have been paid in full and all Commitments and Letters of Credit have been terminated. Upon termination, the Credit Parties shall have no further obligations (other than the indemnification provisions that survive) under the Credit Documents and the Collateral Agent shall, at the request and expense of the Borrower, deliver all Collateral in its possession to the Borrower and release all Liens on Collateral; provided that should any payment, in whole or in part, of the Credit Party Obligations be rescinded or otherwise required to be restored or returned by an Agent or any Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, then the Credit Documents shall automatically be reinstated and all Liens of the Lenders shall reattach to the Collateral and all amounts required to be restored or returned and all costs and expenses incurred by an Agent or Lender in connection therewith shall be deemed included as part of the Credit Party Obligations.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     Each of the parties hereto has caused a counterpart of this Credit
Agreement to be duly   executed and delivered as of the date first above
written.

BORROWER:                DAVEL FINANCING COMPANY, L.L.C.,
--------                 a Delaware limited liability company

                         By:  DAVEL COMMUNICATIONS, INC.,
                              its sole managing member

                              By: /s/ Michael E. Hayes
                                 ---------------------------
                              Name:   Michael E. Hayes
                              Title:  Senior Vice President and
                                      Chief Financial Officer

PARENT GUARANTOR:        DAVEL COMMUNICATIONS, INC.,
----------------         a Delaware corporation


                         By: /s/ Michael E. Hayes
                            -------------------------------
                         Name:  Michael E. Hayes
                         Title: Senior Vice President and
                                Chief Financial Officer


SUBSIDIARY GUARANTORS:   DAVEL COMMUNICATIONS GROUP, INC.,
---------------------    a Delaware corporation

                         PEOPLES TELEPHONE COMPANY, INC.,
                         a New York corporation

                         PEOPLES TELEPHONE COMPANY, INC.,
                         a New Hampshire corporation

                         PEOPLES COLLECTORS, INC.,
                         a Delaware corporation

                         PTC CELLULAR, INC.,
                         a Delaware corporation

                         PTC SECURITY SYSTEMS, INC.,
                         a Florida corporation

                         TELINK TELEPHONE SYSTEMS, INC.,
                         a Georgia corporation

                         SILVERADO COMMUNICATIONS, INC.,
                         a Colorado corporation

                         PEOPLES ACQUISITION CORP.,
                         a Pennsylvania corporation

                         TELALEASING ENTERPRISES, INC.,
                         an Illinois corporation

                         ADTEC COMMUNICATIONS, INC.,
                         a Florida corporation

                         INTERSTATE COMMUNICATIONS, INC.,
                         a Georgia corporation

                         T.R.C.A., INC.,
                         an Illinois corporation

                         DAVELTEL, INC.,
                         an Illinois corporation

                         DAVEL MEXICO, LTD.,
                         an Illinois corporation

                         COMMUNICATIONS CENTRAL INC.,
                         a Georgia corporation

                         CENTRAL PAYPHONE SERVICES, INC.,
                         a Georgia corporation

                         COMMUNICATIONS CENTRAL
                         OF GEORGIA, INC.,
                         a Georgia corporation

                         INVISION TELECOM, INC.,
                         a Georgia corporation

                         By: /s/ Michael E. Hayes
                            -------------------------------
                         Name:   Michael E. Hayes
                         Title:  Treasurer of each of the
                                 above-referenced Subsidiary Guarantors

LENDERS:
-------

                         NATIONSBANK, N.A.,
                         individually in its capacity as a Lender, in its capacity as the Administrative Agent and Collateral Agent, and in its capacity as the Issuing Lender

                         By: /s/ Keith M. Schmelder
                             ______________________________

                         Name: Keith M. Schmelder
                               ____________________________

                         Title: Senior Vice President
                                ___________________________

SIGNATURE PAGE TO DAVEL FINANCING COMPANY, L.L.C. CREDIT AGREEMENT


                                    BANKBOSTON, N.A.


                                    By: /s/ Jonathan D. Sharkey
                                        ---------------------------
                                    Name: Jonathan D. Sharkey
                                          -------------------------
                                    Title: Vice President
                                           ------------------------

      SIGNATURE PAGE TO DAVEL FINANCING COMPANY, L.L.C. CREDIT AGREEMENT



                                       THE CHASE MANHATTAN BANK


                                       By:  /s/ Steven J. Faliski
                                            ----------------------------
                                       Name:   Steven J. Faliski
                                               -------------------------
                                       Title:  Vice President
                                               -------------------------

      SIGNATURE PAGE TO DAVEL FINANCING COMPANY, L.L.C. CREDIT AGREEMENT




                                       PARIBAS


                                       By:  /s/ Steven M. Heinen
                                            ------------------------------
                                       Name:   STEVEN M. HEINEN
                                              ----------------------------
                                       Title:      DIRECTOR
                                              ----------------------------


                                       By:  /s/ Francois Delangle
                                            ------------------------------
                                       Name:   FRANCOIS DELANGLE
                                              ----------------------------
                                       Title:   VICE PRESIDENT
                                              ----------------------------

      SIGNATURE PAGE TO DAVEL FINANCING COMPANY, L.L.C. CREDIT AGREEMENT



                                       U.S. BANK NATIONAL ASSOCIATION


                                       By: /s/ Kurt D. Egertson
                                           -------------------------------
                                       Name:   Kurt D. Egertson
                                               ---------------------------
                                       Title:   Vice President
                                               ---------------------------

      SIGNATURE PAGE TO DAVEL FINANCING COMPANY, L.L.C. CREDIT AGREEMENT




                                       THE FIRST NATIONAL BANK
                                       OF CHICAGO


                                       By: /s/ Richard R. Howard
                                           -------------------------------
                                       Name:   Richard R. Howard
                                               ---------------------------
                                       Title:   Vice President
                                               ---------------------------

      SIGNATURE PAGE TO DAVEL FINANCING COMPANY, L.L.C. CREDIT AGREEMENT




                                       DRESDNER BANK AG NEW YORK AND
                                       GRAND CAYMAN BRANCHES


                                       By: /s/ Christopher E. Sarisky
                                           -------------------------------
                                       Name:    CHRISTOPHER E. SARISKY
                                               ---------------------------
                                       Title:  Assistant Vice President
                                               ---------------------------


                                       By: /s/ Brigitte Sacin
                                           -------------------------------
                                       Name:     BRIGITTE SACIN
                                               ---------------------------
                                       Title:  Assistant Treasurer
                                               ---------------------------

      SIGNATURE PAGE TO DAVEL FINANCING COMPANY, L.L.C. CREDIT AGREEMENT



                                       FLEET BANK, N.A.


                                       By: /s/ Eric S. Meyer
                                           -------------------------------
                                       Name:   ERIC S. MEYER
                                               ---------------------------
                                       Title:  VICE PRESIDENT
                                               ---------------------------

      SIGNATURE PAGE TO DAVEL FINANCING COMPANY, L.L.C. CREDIT AGREEMENT




                                       LASALLE NATIONAL BANK


                                       By: /s/ Richard G. Maier
                                           -------------------------------
                                       Name:   RICHARD G. MAIER
                                               ---------------------------
                                       Title:   VICE PRESIDENT
                                               ---------------------------

      SIGNATURE PAGE TO DAVEL FINANCING COMPANY, L.L.C. CREDIT AGREEMENT



                                       PNC BANK, NATIONAL ASSOCIATION


                                       By: /s/ John T. Wilden
                                           -------------------------------
                                       Name:   JOHN T. WILDEN
                                               ---------------------------
                                       Title:  VICE PRESIDENT
                                               ---------------------------

      SIGNATURE PAGE TO DAVEL FINANCING COMPANY, L.L.C. CREDIT AGREEMENT




                                       MORGAN STANLEY DEAN WITTER
                                       PRIME INCOME TRUST


                                       By: /s/ Sheila Finnerty
                                           -------------------------------
                                       Name:   SHEILA FINNERTY
                                               ---------------------------
                                       Title:  VICE PRESIDENT
                                               ---------------------------

      SIGNATURE PAGE TO DAVEL FINANCING COMPANY, L.L.C. CREDIT AGREEMENT



                                       KZH CYPRESSTREE-1 LLC


                                       By: /s/ Virginia Conway
                                           -------------------------------
                                       Name:   Virginia Conway
                                               ---------------------------
                                       Title:  Authorized Agent
                                               ---------------------------

SIGNATURE PAGE TO DAVEL FINANCING COMPANY, L.L.C. CREDIT AGREEMENT



                         CYPRESSTREE INVESTMENT FUND, LLC

                         By: CypressTree Investment Management Company, Inc. its Managing Member


                              By:    /s/ Peter K. Merrill
                                 ------------------------------
                              Name:      PETER K. MERRILL
                                   ----------------------------
                              Title:   MANAGING DIRECTOR
                                    ---------------------------



                         CYPRESSTREE INSTITUTIONAL FUND, LLC

                         By: CypressTree Investment Management Company, Inc. its Managing Member


                              By:    /s/ Peter K. Merrill
                                 ------------------------------
                              Name:      PETER K. MERRILL
                                   ----------------------------
                              Title:   MANAGING DIRECTOR
                                    ---------------------------



                         NORTH AMERICAN SENIOR FLOATING RATE
                         FUND

                         By: CypressTree Investment Management Company, Inc. as Portfolio Manager


                              By:    /s/ Peter K. Merrill
                                 ------------------------------
                              Name:      PETER K. MERRILL
                                   ----------------------------
                              Title:   MANAGING DIRECTOR
                                    ---------------------------

SIGNATURE PAGE TO DAVEL FINANCING COMPANY, L.L.C. CREDIT AGREEMENT



                              HELLER FINANCIAL, INC.


                              By:      /s/ Matthew Kirst
                                 ------------------------------
                              Name:        Matthew Kirst
                                   ----------------------------
                              Title:      Vice President
                                    ---------------------------

      SIGNATURE PAGE TO DAVEL FINANCING COMPANY, L.L.C. CREDIT AGREEMENT



                                         ALLSTATE LIFE INSURANCE COMPANY


                                         By:     /s/ Patricia W. Wilson
                                            ---------------------------
                                         Name:       Patricia W. Wilson
                                              -------------------------
                                         Title:    Authorized Signatory
                                               ------------------------



                                         By:     /s/ Robert Bodette
                                            ---------------------------
                                         Name:       Robert Bodette
                                              -------------------------
                                         Title:    Authorized Signatory
                                               ------------------------

SIGNATURE PAGE TO DAVEL FINANCING COMPANY, L.L.C. CREDIT AGREEMENT



                                         CREDIT AGRICOLE INDOSUEZ


                                         By:         /s/ DAVID BOUHL EVP
                                            ------------------------------------
                                         Name:         DAVID BOUHL EVP
                                              ----------------------------------
                                         Title:    HEAD OF CORPORATE BANKING
                                               ---------------------------------
                                                            CHICAGO


                                         By:    /s/ GORDON JASON
                                            ------------------------------------
                                         Name:      GORDON JASON
                                              ----------------------------------
                                         Title: First Vice President &
                                               ---------------------------------
                                                Deputy Chief Credit Officer-USA

      SIGNATURE PAGE TO DAVEL FINANCING COMPANY, L.L.C. CREDIT AGREEMENT




                                         THE BANK OF NEW YORK


                                         By:     /s/ Richard A. Raffetto
                                            ------------------------------------
                                         Name:   Richard A. Raffetto
                                              ----------------------------------
                                         Title:  Vice President
                                               ---------------------------------